Exhibit 10.1


                                                               EXECUTION VERSION
                                                               -----------------


                                DATED MAY 9, 2002




               (1) CHAPARRAL RESOURCES, INC.

               (2) CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.










                                MASTER AGREEMENT

                 relating to the subscription for shares in and
                     a loan note and warrant to be issued by
                          Chaparral Resources, Inc. and
                     the refinancing of the Chaparral Group















                                Baker & McKenzie

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THIS AGREEMENT is made on the 9th day of May 2002

PARTIES:

(1) CHAPARRAL RESOURCES, INC., a company incorporated under the laws of the state of Delaware, whose registered office is at 16945 Northcase Drive, Suite 1620, Houston, Texas 77060 (the "Company"); and

(2) CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V., a company incorporated under the laws of The Netherlands Antilles, whose registered office is at Scharlooweg 81, Curacao, The Netherlands Antilles ("CAIH").

PREAMBLE:

(A) The authorised capital stock of the Company at the date hereof consists of 101,000,000 shares divided into (i) 100,000,000 shares of Common Stock at a par value of US$0.0001 per share, of which 14,283,801 shares have been issued and are outstanding as at the date hereof and (ii) 1,000,000 shares of Preferred Stock, no par value, of which 50,000 shares have been issued and are outstanding as at the date hereof.

(B) CAIH has agreed to subscribe for and the Company has agreed to issue and allot to CAIH shares of Common Stock equal to sixty percent (60%) of the issued and outstanding shares of the Company after completion of the transactions contemplated herein, together with a promissory note and warrant, each on the terms and subject to the conditions of this Agreement.

(C) CAIH has entered into a sale and purchase agreement with Shell Capital Inc., relating to debt in the Company pursuant to which CAIH has agreed to purchase certain debt owed by the Company, subject to a number of conditions.


TERMS:

1.   INTERPRETATION
     --------------

1.01 In this Agreement, including the preamble and Schedules, unless the context requires otherwise:

     "Affiliate" means in relation to CAIH any wholly-owned subsidiary of CAIH;

     "Board of Directors" means the board of directors of the Company;

     "CAC" means Chaparral Acquisition Corp.;

     "CAP-D" means Central Asian Petroleum, Inc.;

     "CAP-G" means Central Asian Petroleum (Guernsey) Limited;

     "CAP-G-KKM Loan Agreement" means the loan agreement dated 7 February 2000 between CAP-G and KKM;

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     "Claims" means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, encumbrances, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise;

     "Common Stock" means the class of stock designated as common stock in the Company's certificate of incorporation, as amended;

     "Completion" has the meaning ascribed to it in clause 5.01;

     "Completion Date" means 9 May 2002 or, at CAIH's option, such later date as the Shell Loan Sale and Purchase Agreement is completed (or such other date as the parties may agree in writing prior to Completion) but in any event not later than the Long Stop Date;

     "Continuing Directors" means the members of the Board of Directors and the boards of directors of each of the Retained Subsidiaries listed in column 3 of Schedule 2;

     "CRI-CAP-G Loan Agreement" means the loan agreement dated 7 February 2000 between the Company and CAP-G;

     "CRI Subsidiaries" means the Dormant Subsidiaries and the Retained Subsidiaries;

     "Directors" means the members of the Board of Directors and the boards of directors of each of the Retained Subsidiaries listed in column 2 of
     Schedule 2;

     "Disclosure Letter" means the disclosure letter provided by the Company prior to signing this Agreement;

     "Dormant Subsidiaries" means CAC and Road Runner;

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

     "Exeter" means Exeter Finance Group, Inc., a corporation organised under the laws of The Turks and Caicos;

     "Exeter Agreement" means the agreement to be entered into between the Company and Exeter for the redemption by the Company of the 50,000 shares of Preferred Stock issued to Exeter, substantially in the form attached as
     Schedule 8;

     "Existing Options" means all stock options, rights and warrants to acquire shares in the Company, including without limitation all incentive or non-qualified stock options or grants issued to directors, officers and consultants of the Company or the CRI Subsidiaries and all warrants to acquire shares in the Company which are in issue as at the date hereof;

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     "Existing Shares" means the 14,283,801 shares of the Company's Common Stock which are issued and outstanding and the 50,000 shares of the Company's Preferred Stock which are issued and outstanding as at the date hereof;

     "Group" means the Company and the CRI Subsidiaries;

     "Guernsey Proceedings" means the winding up proceedings issued by Shell in the Royal Court of Guernsey, Ordinary Division against CAP-G;

     "High Court Proceedings" means the proceedings brought by Shell against the Company in the Commercial Court of the High Court of Justice, Queen's Bench Division in connection with the Shell Loan;

     "Intra-Group Finance Agreements" means the CRI-CAP-G Loan Agreement and the CAP-G-KKM Loan Agreement;

     "KKB" means Open Joint Stock Company Kazkommertsbank;

     "KKM" means Closed Joint Stock Company Karakudukmunai;

     "Long Stop Date" means 30 June 2002;

     "MTI" means Korporatsiya Mangistau Terra International, a company organised under the laws of the Republic of Kazakhstan;

     "MTI Agreement" means the agreement to be executed by the Company to purchase, directly or indirectly, all of the shares of MTI, in form and substance satisfactory to CAIH;

     "Mutual Release Agreement" means the agreement entered into between the Company, CAP-G, CAP-D, KKM, Shell Capital, Shell Capital Inc. and Shell Capital Services to release acquit and discharge all claims arising in connection with the Shell Loan;

     "NASDAQ" means The NASDAQ Stock Market, Inc.;

     "New Shares" means the 22,925,701 shares of the Company's Common Stock of US$0.0001 each (or, if further Shares are issued by the Company in connection with completion of the MTI Agreement, such larger number) which in the aggregate will represent no less than 60% of the Company's issued and outstanding stock after completion of the transactions contemplated herein (including completion of the MTI Agreement, if applicable, but excluding the shares to be issued pursuant to the Note) and which are to be issued and subscribed for pursuant to clause 2.01;

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     "Note" means the US$4,000,000, 12% promissory note to be issued by the
     Company and CAP-G pursuant to clause 2.02 together with the Warrant, in the form attached as Schedule 6;

     "Parties" means the Company and CAIH and "Party" means either of them;

     "Preferred Stock" means the class of stock designated as preferred stock in the Company's certificate of incorporation, as amended;

     "Principal Stockholders" means the persons listed in Schedule 4;

     "Refinancing Loan" means the loan in the amount of not less than US$28,000,000 to be made available by KKB to KKM as set out in clause 3.07;

     "Refinancing Fee" means the fee of US$1,788,000 payable by the Company to CAIH in consideration of CAIH procuring the grant of the Refinancing Loan;

     "Registration Agreement" means the registration rights agreement between the Company and CAIH in the form attached as Schedule 8;

     "Retained Subsidiaries" means CAP-D, CAP-G and KKM;

     "Road Runner" means Road Runner Service Company, Inc.;

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Act" means the United States Securities Act of 1933, as amended;

     "Security Interest" means all mortgages, charges, pledges, liens and other security granted by any member of the Group under or in connection with the Shell Loan Agreement and the Shell Finance Documents;

     "Shell" means Shell Capital and/or Shell Capital Services and/or Shell Capital Inc., as appropriate;

     "Shell Capital" means Shell Capital Limited;

     "Shell Capital Inc." means Shell Capital Inc.

     "Shell Capital Services" means Shell Capital Services Limited;

     "Shell Finance Documents" means the Shell Loan Agreement and all other documents defined as `Finance Documents' in the Shell Loan Agreement;

     "Shell Indebtedness" means the aggregate of the Shell Loan and all amounts of accrued interest thereon and all and any other amounts of whatsoever nature owing to Shell by the Group under the Shell Loan Agreement;


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     "Shell Loan" means the aggregate of the principal amounts advanced under the Shell Loan Agreement including the US$3,150,000 principal advanced under the bridge facility pursuant to the amendment agreement dated 31 May 2001 to the Shell Loan Agreement;

     "Shell Loan Agreement" means that certain US$24,000,000 loan agreement dated 1 November 1999 among the Company as borrower, CAP-G, CAP-D and KKM as co-obligors and Shell Capital Services Limited as arranger, modeller and facility agent, and the banks, financial institutions and other persons named as lenders (as amended by a supplemental agreement dated 10 February 2000 and by an amendment agreement dated 31 May 2001 and as further amended restated and/or supplemented, from time to time);

     "Shell Loan Sale and Purchase Agreement" means the agreement entered into between Shell Capital Inc. and CAIH pursuant to which CAIH will (among other things) acquire all of Shell's right and title in and to the Shell Loan and the Shell Indebtedness and will replace Shell as arranger, modeller and facility agent under the Shell Loan Agreement;

     "Shell Warrants" means the warrants to purchase up to 1,785,455 shares of the Company's Common Stock issued to Shell Capital pursuant to that certain amended and restated warrant agreement between the Company and Shell Capital dated as of 18 April 2001;

     "Stockholders" means the registered holders of Common Stock and/or Preferred Stock as at the date hereof;

     "Subsidiaries" means, in relation to a person, any company or corporation
     (a) which is controlled, directly or indirectly, by that person, (b) 50% or more of the issued share capital of which is beneficially owned, directly or indirectly, by that person, or (c) which is a Subsidiary of another Subsidiary of that person;

     "Warranties" means the representations and warranties set out in Schedule
     1;

     "Warrant" means the warrant to be issued in connection with the Note in the form attached as Schedule 6;

     "Working Capital Facility" means the credit facility of US$5,000,000 to be advanced by KKB to KKM; and

     "Written Consents" has the meaning ascribed to it in clause 3.01.

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

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1.03 References herein to clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04 The expressions "the Company" and "CAIH" shall, where the context permits, include their respective successors, and permitted assigns.

1.05 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.06 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.   SUBSCRIPTION FOR SHARES AND ISSUE OF NOTE
     -----------------------------------------

2.01 Subject to the terms of this Agreement, CAIH hereby agrees to subscribe for all (but not part only) of the New Shares at a price of US$8,000,000 for all the New Shares and the Company agrees to allot and issue all (but not part only) of the New Shares to CAIH at Completion, free and clear of all Claims.

2.02 Subject to the terms of this Agreement, CAIH hereby agrees to purchase the Note for the sum of US$4,000,000 and CRI agrees to issue the Note and the Warrant and shall procure that CAP-G shall issue the Note jointly with CRI at Completion.

2.03 CAIH shall not be obliged to complete the purchase of any of the New Shares or the Note unless the purchase of all of the New Shares and the Note is completed simultaneously.

2.04 CAIH may by way of notice delivered to the Company no later than seven (7) days before Completion nominate any Affiliate to subscribe for the New Shares and/or purchase the Note in place of CAIH.

3.   ACTIONS BETWEEN SIGNING AND COMPLETION
     --------------------------------------

3.01 As soon as practicable but in any event no later than seven (7) days after signing this Agreement, the Company shall seek written consents from the Principal Stockholders in the form attached as Schedule 10 (the "Written Consents") approving:

     (a)  the terms of this Agreement and the transactions contemplated hereby;

     (b) the amendments to the Company's certificate of incorporation and bylaws as set out in Schedule 5 and undertaking to vote in favour of those amendments at a meeting of shareholders following Completion;

     (c) the restructuring of the Board of Directors to seven (7) members and the election of the five (5) persons designated by CAIH as members of the Board of Directors with effect from Completion; and

     (d) the changes in the Company's capital required by the transactions contemplated hereby.

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3.02 The Company represents that the Board of Directors has approved this
     Agreement and the transactions contemplated hereby and resolved to recommend the approval of this Agreement and the transactions contemplated hereby by the Principal Stockholders.

3.03 The Company shall make all necessary filings and notifications that may be required under the Exchange Act and the Securities Act and shall use its best efforts to obtain all third party, governmental and regulatory consents required for the consummation of the transactions contemplated hereby, including, without limitation, such consents as may be required for the consummation of the transactions contemplated hereby under or in respect of any contract, agreement, lease, sublease or other instrument, where the consummation of the transaction contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent.

3.04 The Company shall and shall procure that each of the Retained Subsidiaries shall conduct its business in the usual and ordinary course and consistently with past practice and shall procure that the Dormant Subsidiaries remain dormant at all times from the date hereof until Completion.

3.05 The Company shall notify CAIH promptly (but in any event within five days) after the discovery or receipt of notice of any default under any material agreement to which it or any of the CRI Subsidiaries is a party (other than the events of default under the Shell Finance Documents which occurred prior to the date hereof and which have been disclosed in the Disclosure Letter) or any other event or circumstance affecting the Company or any CRI Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Group, including the filing of any material litigation against the Company or any CRI Subsidiary (including any notices, applications or pleadings filed in connection with the High Court Proceedings or the Guernsey Proceedings after the date hereof), and shall provide CAIH with all relevant information concerning such matters together with details of what action the Company and the CRI Subsidiaries have taken or plan to take.

3.06 Between the date hereof and the Completion Date, the Company shall not, and shall procure that each of the CRI Subsidiaries shall not, without the prior consent in writing of CAIH:

     (a) issue or agree to issue any shares, warrants or other securities or loan capital or grant or agree to grant any option over or right to acquire or convertible into any share or loan capital or otherwise take any action which would result in CAIH or its nominee acquiring on Completion a percentage interest in the Company (on a fully diluted basis) lower than that contemplated in this Agreement or the Company reducing its interest in any Retained Subsidiary;

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     (b)  save in respect of transactions entered into in the ordinary course of the Group's business or as required by this Agreement, incur any liability in excess of US$500,000 or enter into any transaction, agreement or arrangement for a value in excess of US$500,000;

     (c) except for any amounts of working capital which may be made available or arranged by CAIH or KKB, incur any indebtedness other than the existing Shell Indebtedness;

     (d) save for (i) the acquisition of Preferred Stock from Exeter pursuant to the Exeter Agreement and (ii) the acquisition of shares in MTI and the issue of shares in the Company pursuant to the MTI Agreement, dispose or agree to dispose of or acquire or agree to acquire any material asset;

     (e) create or permit to arise any lien, charge, encumbrance, pledge, mortgage or other third party right or interest on or in respect of any of its undertaking, property or assets, save for any security required by KKB and approved by CAIH in relation to the Refinancing Loan;

     (f)  declare pay or make any dividends or other distributions;

     (g) save in so far as the same is reasonably necessary for the implementation of the transactions contemplated hereby, pass any shareholders' resolution other than a resolution at any annual general meeting which is not special business;

     (g) amend its certificate of incorporation or by-laws (or equivalent documents) except for the amendments to the Company's certificate of incorporation and by-laws as set out in Schedule 5;

     (h) enter into any transaction or arrangement other than in the ordinary course of business and for full consideration, including any consulting arrangements;

     (i) save as required in order to settle outstanding disputes with Shell and subject to CAIH's approval, amend or alter or agree to amend or alter any Shell Finance Document;

     (j) amend or alter or agree to amend or alter the terms or conditions of any material contract;

     (k) permit any change in the business of the Company or the Retained Subsidiaries as carried on prior to the date hereof;

     (l)  grant any customer of the Group any credit in relation to oil sales;

     (m) except for the existing Intra-Group Financing Agreements, make any loan or provide any credit or financial assistance to any party;

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     (n)  unless otherwise agreed in writing by CAIH, enter into any oil sales contracts with any person who is not an existing customer of KKM as at the date hereof;

     (o) other than to effect the appointment of the new directors referred to in clause 3.01(c) and except for the granting of power of attorney to Jonathan Wood to represent CAP-G at all meetings of shareholders of KKM in order to vote in favour of the Refinancing Loan and such other matters as may be required to effect the transactions contemplated hereby, appoint any director, company secretary or attorney;

     (p) enter into or amend any service agreements with directors or officers or increase the remuneration payable thereto;

     (q) change the terms of employment of any employees of the Company or the Retained Subsidiaries; or

     (r) employ any new employees who are to be paid in excess of US$50,000 per year.

3.07 CAIH shall use all reasonable endeavours to procure that KKB shall provide the Refinancing Loan and the Working Capital Facility to KKM on terms and subject to conditions satisfactory to KKB and CAIH. The Company agrees and confirms that:

     (a) the Refinancing Loan will be used in order to refinance US$28,000,000 of KKM's existing indebtedness to CAP(G) under the CAP-G-KKM Loan Agreement, to be used by CAP(G) to refinance the same amount of CAP(G)'s existing indebtedness to the Company under the CRI-CAP-G Loan, such that at Completion, the Company will, with the proceeds of the Refinancing Loan, be able to and will discharge US$28,000,000 of the Shell Indebtedness;

     (b) the Working Capital Facility will be provided at or about the same time as the Refinancing Loan is made available;

     (c) as security for KKM's obligations to KKB in respect of the Refinancing Loan and the Working Capital Facility, KKB will require suitable security which is likely to include a pledge over KKM's proceeds from the sale of oil and a pledge of all of CAP-G's shares in KKM, effective on Completion;

     (d) the Company will take all actions within its control including, without limitation, causing CAP-G (i) to exercise its voting power as a shareholder of KKM to vote in favour of the Refinancing Loan and the Working Capital Facility and the granting of the security to KKB and
          (ii) to pledge its shares in KKM as security for the Refinancing Loan and the Refinancing Facility, as may be required by KKB;

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     (e)  the granting of the Refinancing Loan and Working Capital Facility
          shall be conditional upon:

          (i) the negotiation and execution of a loan agreement and security documents as between KKB and KKM (and, as necessary, between KKB and CAP-G) in form and substance satisfactory to KKB and CAIH;

          (ii) the satisfaction or waiver of all conditions precedent required by KKB; and

          (iii) the granting of all consents and waivers that may be required in connection with the granting of the Refinancing Loan and Working Capital Facility and security therefor and the establishment of the escrow account, including, without limitation, board and shareholder approvals of KKM and any consents and waivers required to be granted by Shell.

3.08 On completion of the Shell Loan Sale and Purchase Agreement, the Company shall execute and deliver irrevocable stock powers or stock transfer forms (as the case may be) over all of its shares in CAP(D) and CAP(G) and shall procure that CAP-D shall execute and deliver an irrevocable stock power or stock transfer form over all of its shares in CAP-G in favour of CAIH and take such further actions as are within its control to ensure that the shares which are pledged or charged by way of security pursuant to the CRI-CAP(D) Pledge Agreement, the CRI-CAP(G) Charge over Shares and the CAP(D)-CAP(G) Charge over Shares and any other Security Document (as defined in the Shell Loan Agreement) shall continue to secure the Company's obligations under the Shell Loan Agreement to CAIH.

4.   CONDITIONS PRECEDENT
     --------------------

4.01 Completion of this Agreement is conditional upon:

     (a) the Warranties and all representations and warranties contained herein being true and correct on the Completion Date as if made on that date;

     (b) the Company having performed all of its obligations under this Agreement (including those due to be performed on the Completion
          Date);

     (c)  the execution by the Principal Stockholders of the Written Consents;

     (d)  satisfaction of the conditions set out in clause 3.07 and clause 3.08;

     (e) the execution of the Shell Loan Sale and Purchase Agreement in form and substance satisfactory to CAIH and completion of all transactions contemplated thereby;

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


     (f) the discontinuation of all legal proceedings brought by Shell against any member of the Group including, without limitation, the High Court Proceedings and the Guernsey Proceedings to the satisfaction of CAIH and all of which may be conditional upon Completion of this Agreement;

     (g) no legal proceedings or investigation having been commenced by any governmental authority or person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions contemplated hereby;

     (h) the receipt of all required third party, governmental and regulatory consents and approvals and the making of all required filings and notifications that may be required for or in connection with the consummation of the transactions contemplated in this Agreement, including, without limitation, any such consents as may be required as described in clause 3.03;

     (i)  the delivery of all of the documents as set forth in clause 5.02(a);

     (j) the execution of the Registration Agreement between the Company and CAIH;

     (k) the execution of the Exeter Agreement and completion of the transactions envisaged thereby in accordance with its terms;

     (l) the execution of the MTI Agreement in form and substance satisfactory to CAIH and completion of the transactions envisaged thereby in accordance with its terms; and

     (m) there having been no material adverse change in the Group's business, financial condition or results of operations between the date of this Agreement and Completion.

4.02 CAIH may waive any of the conditions set out in clause 4.01 at any time by notice in writing to the Company's legal counsel.

4.03 The Company shall use its best endeavours to ensure that the conditions set out in Clause 4.01 (except for the matters referred to in paragraphs (e) and (f)) shall be fulfilled by the Completion Date.

4.04 The Parties conclusively agree that, as at the date hereof, the Shell Indebtedness is US$39,425,547.66 but that such amount is to be reduced at completion of the Shell Loan Sale and Purchase Agreement by the amount of the Refinancing Loan to US$11,425,547.66 (the "Shell Balance") and that the Shell Balance will continue to accrue interest thereafter at the rate of 14% per annum. If following completion of the Shell Loan Sale and Purchase Agreement such that the Shell Indebtedness was assigned and novated to CAIH, Completion fails to occur for any reason by the Long Stop Date, CAIH may declare the Shell Balance due and payable on 120 days' notice (the "Notice Period") by providing written notice to the Company, CAP-G, CAP-D

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


     and KKM provided that, if there are other defaults under the Shell Loan Agreement following the date hereof without CAIH's consent, CAIH can, followingthe Long Stop Date, demand the Shell Balance to be payable on demand. Upon the expiry of such Notice Period (or on demand if there are further defaults without CAIH's consent) the Company shall, and shall procure that CAP-G, CAP-D and KKM shall, pay the Shell Balance to CAIH without set off or counterclaim. The Company shall on signing hereof for all purposes be deemed to release, acquit and forever discharge CAIH from all claims as set out in the Mutual Release Agreement in respect of which the Company, CAP-G, CAP-D and KKM released, acquitted and discharged Shell Capital, Shell Capital Inc. and Shell Capital Services and the Company shall deliver, at the date hereof, a similar acknowledgement executed by CAP-G, CAP-D and KKM in the form set out in Schedule 11.

5.   COMPLETION
     ----------

5.01 Consummation of the transactions contemplated in this Agreement ("Completion") shall take place at 10.00 a.m., prevailing business time, at the offices of CAIH's legal advisers, Baker & McKenzie, in London on the Completion Date or at such other place and time as shall be mutually agreed (time in either case being of the essence).

5.02 At Completion, the Company shall:

     (a)  deliver to CAIH:

          (i) certified true copies of the certificates of incorporation and by-laws of the Company and CAP-D and the memorandum and articles of association of CAP-G;

          (ii) certificates of good standing of the Company and CAP-D issued not earlier than ten (10) days prior to the Completion Date, by the secretary of state of the State of Delaware;

          (iii) an incumbency and specimen signature certificate with respect to the officers of the Company executing any document delivered by the Company hereunder or in connection with the transactions contemplated hereby, on behalf of the Company;

          (iv) evidence in form and substance satisfactory to CAIH that the New Shares have been issued to CAIH;

          (v) the Note, validly issued by the Company and CAP-G to CAIH, together with the Warrant, validly issued by the Company to CAIH, both in the form attached as Schedule 6;

          (vi) certified copies of the board minutes, powers of attorney or other authorities pursuant to which the New Shares and the Note and Warrant were issued and allotted to CAIH or its nominee;

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


        (vii) a legal opinion from the Company's legal counsel, in form and substance acceptable to CAIH opining that: (A) the Company is duly incorporated and in good standing; (B) the Company is duly authorised and has all necessary powers to execute the Agreement and perform all of the transactions contemplated hereby; (C) no taxes are payable or consents are required in connection with the issue of the New Shares and the Note and the Warrant ; and (D) the New Shares are validly issued and free from all Claims;

        (viii) such waivers or consents as CAIH may require to enable CAIH or its nominee to be registered as the holder of the New Shares;

        (ix) such other documents as may be required to give to CAIH or its nominee good title to the New Shares and to enable CAIH or its nominee to become the registered holder thereof;

        (x) duly executed letters of resignation by each of the Directors (other than the Continuing Directors) in the form attached as
               Schedule 3, and letters appointing the persons designated by CAIH as directors effective as of the Completion Date;

        (xi) all necessary consents with respect to any contract, lease, agreement, permit or license which are required as a result of a change of control of the Company, or alternate arrangements with respect thereto which are acceptable to CAIH, and any other consents required pursuant to the provisions of this Agreement;

        (xii) a certified true copy of the agreement between the Company and Exeter for the redemption by the Company of the Preferred Shares, in such form as was approved by CAIH;

        (xiii) a certified true copy of the agreement executed by the Company and evidencing the purchase by the Company, directly or indirectly, of all of the shares in MTI, in such form as was approved by CAIH;

        (xiv) a closing certificate duly executed on behalf of the Company pursuant to which the Company represents and warrants that the Company's Warranties to CAIH are true and correct as of the Completion Date as if made on such date and that all covenants, obligations and undertakings required by the terms of this Agreement to be performed on or before the Completion Date have been fully and properly performed (to the extent the same have not been waived in writing by CAIH) or, if any such covenant, obligation or undertaking has not been performed, indicating that it has not been performed, and that all documents to be executed and delivered to the Company have been executed and delivered by duly authorised officers of the Company; and

        (xv) without limitation, all other documents required to consummate the transactions contemplated hereby;

     (b) pay the Refinancing Fee by wire transfer of immediately available funds to CAIH to such bank account or accounts as CAIH shall designate by written notice delivered to the Company not later than five days prior to Completion.

5.03 At Completion, CAIH shall:

     (a)  deliver or procure that its nominee shall deliver to the Company:

          (i) certified copies of CAIH's articles of association and an extract from the trade register certifying its incorporation (or, as appropriate, in relation to its nominee);

          (ii) an incumbency and specimen signature certificate with respect to the officers of CAIH (or its nominee) executing this Agreement and any documents delivered hereunder; and

          (iii) the discharge notice in accordance with Clause 6.10;

     (b) pay or procure that its nominee shall pay the subscription monies for the New Shares and the monies due in respect of the Note by wire transfer of immediately available funds to such bank account or accounts as the Company shall designate by written notice delivered to CAIH not later than five (5) business days prior to Completion.

5.04 Without prejudice to any other remedies available to CAIH, if Completion has not occurred by the Long Stop Date, CAIH may:

     (a) defer Completion to a date not more than later than 28 days after the Long Stop Date (and so that the provisions of this clause 5.04 shall apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

     (c) rescind this Agreement without prejudice to its accrued rights hereunder, in particular those under Clause 4.04 whereupon this Agreement and everything herein contained shall, subject to the liability of Company to CAIH in respect of any breaches of the terms hereof, including the obligations under Clause 4.03, antecedent thereto, be null and void and of no effect in which event.the Company undertakes to pay CAIH or to its order the sum of US$1,000,000 together with all costs and expenses incurred by CAIH or its Affiliates in connection with the due diligence investigation of the

          Group and the preparation and negotiation of this Agreement and all documents executed or to be executed pursuant hereto, including, without limitation all legal and other professional advisers' fees

6.   FURTHER UNDERTAKINGS
     --------------------

6.01 From Completion, CAIH shall be entitled to designate five (5) of the seven
     (7) members of the Board of Directors (as restructured) and the same percentage (rounded up) of the members of the board of directors of each Retained Subsidiary, and the Company shall take all actions available to it to cause CAIH's nominees to be so elected.

6.02 As soon as reasonably practicable following Completion, but no later than by the Company's next annual general meeting of shareholders following the Completion Date, the Company shall solicit stockholder approval for the amendments to the Company's by-laws and certificate of incorporation in the form attached as Schedule 5.

6.03 Upon Completion, the Company shall cause all mandates to operate the Company's bank accounts and those of the Retained Subsidiaries to be amended in such manner as CAIH shall have directed by written notice delivered to the Company not later than five (5) days prior to Completion.

6.04 If requested by CAIH by written notice delivered to the Company not later than seven (7) days prior to Completion, the Company shall cause the existing auditors of the Company and each Retained Subsidiary to resign with effect from Completion and confirm that there are no circumstances connected with their resignation which they consider should be brought to the attention of the Company's Stockholders or creditors or the shareholders or creditors of the relevant Subsidiary.

6.05 The Company shall cooperate with CAIH in taking such steps as the Company and CAIH deem necessary or desirable in order to re-list the Company's stock on the Nasdaq national market system or such other exchanges or markets as CAIH may approve as soon as practicable following Completion.

6.06 The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

6.07 The Company shall not, nor shall it permit any CRI Subsidiary to, disclose the name or identity of CAIH or any Affiliate as an investor in the Company in any press release or other public announcement or in any document or material filed with any government entity, without the prior written consent of CAIH, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to CAIH describing in detail the proposed content of such disclosure and shall permit CAIH to review and comment upon the form and substance of such disclosure.

6.08 Save as expressly provided herein, the Company will use all reasonable endeavours to procure that the employees of each member of the Group at the date hereof remain and continue as employees of the relevant member of the Group after Completion.

6.09 The Company shall indemnify and keep indemnified CAIH (for itself and as trustee for each member of the Group) against any claims which may be brought by any of the Directors who resign or are intended to resign pursuant to clause 5.02(a)(x).

6.10 The Company shall do all such further acts and things as may be necessary or required by CAIH and/or KKB to perfect the security required to be granted in order to secure KKM's obligations to KKB in respect of the Refinancing Loan.

6.11 Upon and following Completion, CAIH shall:

     (a) write down the outstanding balance of the Shell Indebtedness owing to CAIH following novation or assignment of the Shell Loan pursuant to the Shell Loan Sale and Purchase Agreement to the amount of US$2,450,000, with effect from the Completion Date;

     (b)  cancel the Shell Warrants;

     (c) transfer the "B" preference share in the stock of CAP-G to CAP-G for cancellation; and

     (d) instruct the security trustee to release the Security Interests upon the discharge of the remaining balance of the Shell Loan;

     in the form set out in Schedule 12 provided that CAIH's obligations under this Clause 6.11 shall be conditional upon all Security Interests having been assigned or novated to CAIH or being held in trust for CAIH following the execution of the Shell Loan Sale and Purchase Agreement.

7.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
     --------------------------------------------

7.01 The Company hereby represents and warrants to, and undertakes with, CAIH that each of the Warranties:

     (a) is and true and accurate in all respects and not misleading at the date of this Agreement; and

     (b) will be fulfilled down to and will remain true and accurate in all respects and not misleading up to and including Completion.

7.02 The Warranties are given subject to matters fairly disclosed in the Disclosure Letter but no information relating to the Group of which CAIH or any Affiliate has knowledge (actual or constructive) and no investigation by or on behalf of CAIH or any Affiliate shall prejudice or affect any claim by CAIH under the Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion.

7.03 The Company acknowledges that CAIH has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

7.04 Where any Warranty is qualified by knowledge, information, belief or awareness of the Company, the Company warrants and represents that it is not aware, having made due and careful enquiry, of any fact or circumstance which makes the Warranty untrue.

7.05 Without restricting the rights of CAIH or otherwise restricting the ability of CAIH to claim damages on any other basis available to it, in the event that any of the Warranties is broken or (as the case may be) proves to be untrue or misleading, the Company shall on demand pay to CAIH or at CAIH's direction:

     (a) the amount necessary to put CAIH into the position in which it would have been if the Warranties had not been broken or (as the case may be) proved to be untrue or misleading; and

     (b) all costs and expenses incurred by CAIH and any Affiliate as a result of such breach and any costs (including legal costs on an indemnity basis), expenses or liabilities which any of them may incur before or after the commencement of any action in connection with (i) any legal proceedings in which CAIH claims that any of the Warranties has been broken or is untrue or misleading in which judgment is given for CAIH or (ii) the enforcement or settlement of or judgment in respect of such claim.

7.06 If, prior to Completion, any of Warranties is broken or proves to be untrue, misleading or incorrect in any respect CAIH shall not be bound to subscribe for the New Shares or purchase the Note or to proceed with any other transaction contemplated hereby and CAIH may by notice rescind this Agreement without liability on its part. The right conferred upon CAIH by this clause is in addition to and without prejudice to any other rights and remedies of CAIH including, in particular, those under Clause 4.05.

7.07 The Company hereby agrees with CAIH (for itself and as trustee for any Subsidiary) to waive any rights it may have in respect of any misrepresentation or inaccuracy in any information or advice supplied or given by the CRI Subsidiaries or its or any CRI Subsidiary's officers, employees or advisers in connection with the giving of the Warranties or the preparation of the Disclosure Letter.

8.   ACCESS TO INFORMATION
     ---------------------

8.01 The Company shall give and shall procure that each of the CRI Subsidiaries shall give CAIH and any persons authorised by it all such information relating to the Group and such access to the premises and all books, title deeds, records, accounts and other documentation of the Company as CAIH may reasonably request and agrees that the provisions of the confidentiality letter signed by the Company and CAIH in March 2002 shall be incorporated by reference in this Agreement.

8.02 CAIH hereby undertakes that it will not prior to Completion, save as required by law, divulge any confidential information relating to the Group obtained by it pursuant to this clause to any person other than its own officers, employees or professional advisers and agrees that the provisions of the confidentiality letter signed by the Company and CAIH in March 2002 shall be incorporated by reference in this Agreement.

8.03 In the event of this Agreement ceasing to have effect CAIH undertakes to release to the Company all information and documents concerning the Group which have been provided to CAIH in connection with this Agreement and also undertakes not to use any such information gained by it to further itself in its trade or to the detriment of the Group unless such information had already been known to CAIH or had become or subsequently becomes public knowledge otherwise than by reason of any act or default of CAIH, its advisers or employees.

9.   MISCELLANEOUS
     -------------

9.01 The Company agrees to pay and hold CAIH and its Affiliates harmless against liability for the payment of all costs and expenses incurred by CAIH or its Affiliates in connection with the due diligence investigation of the Group and the preparation and negotiation of this Agreement and all documents executed or to be executed pursuant hereto, including, without limitation all legal and other professional advisers' fees. For the avoidance of doubt, any amount payable in respect of this clause 9.01 shall be separate from and in addition to the Company's obligation to pay the Refinancing Fee.

9.02 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

     To the Company:            Chaparral Resources, Inc.
                                16945 Northchase Drive
                                Suite 1620
                                Houston, Texas 77060

                                Telephone:        +1 281 877 7100
                                Fax:              +1 281 877 0985
                                Attention:        Mr J.A. Jeffs

     With a copy to:            Aitken Irvin Berlin & Vrooman, LLP
                                2 Gannet Drive
                                White Plains, NY 10604

                                Telephone:        +1 914 694 5717
                                Fax:              +1 914 694 1647
                                Attention: Alan Berlin

     To CAIH:                   Central Asian Industrial Holdings N.V.
                                3rd floor Broughton House
                                6-8 Sackville Street
                                London W1

                                Telephone:        +44 20 7494 6060
                                Fax:              +44 20 7494 6070
                                Attention: Ian Connor

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax, when despatched with confirmation of receipt with no error or break in transmission.

9.03 No failure or delay by CAIH in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by CAIH of any breach by the Company of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

9.04 Save as expressly provided in clause 9.05, a person who is not a party to this Agreement shall not have or acquire any right to enforce any term of this Agreement (including but not limited to any right to enforce or have the benefit of any exclusion or limitation of liability contained in this Agreement). This clause shall override any other clause in this Agreement which is or may be inconsistent with it.

9.05 CAIH may assign its rights and obligations under this Agreement to any of its Affiliates provided that it gives prior written notice of such assignment to the Company. The Company may not assign its rights and obligations under this Agreement.

9.06 CAIH hereby represents (i) that it is acquiring the New Shares and the securities underlying the Warrant pursuant to this Agreement for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the United States federal securities laws or any applicable state securities laws, (ii) that it is an "accredited investor" and a sophisticated investor for purposes of applicable United States and federal and state securities law and regulations, (iii) that this Agreement and each of the other agreements contemplated hereby constitutes (or will constitute) the legal, valid and binding obligation of CAIH, enforceable in accordance with its terms and
     (iv) that the execution, delivery and performance of this Agreement and such other Agreements by CAIH does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which CAIH is subject. Notwithstanding the foregoing, nothing contained herein shall prevent CAIH and subsequent holders of the New Shares and other securities obtained pursuant hereto from transferring such securities by any legally available means of transfer.

9.07 CAIH hereby represents that none of the directors, officers, or employees of CAIH are officials or officers of any United States, Republic of Kazakhstan or other governmental authority or any political party or candidates for political office; neither CAIH nor any of its respective officers, directors, employees, or any agents thereof have taken any action, directly or indirectly, that would result in or further any offer, payment, promise to pay or authorization of the payment of any money, or other property, or any gift, promise to give, or authorization of the giving of anything of value, to any official or officer of any United States, Republic of Kazakhstan or other governmental authority or any political party or candidate for political office, that related in any way to CAIH or the business thereof; and, to the extent any such laws are applicable to such persons, CAIH has not taken (nor has it caused or encouraged any person to take on its behalf), any other action which violated the United States Foreign Corrupt Practices Act of 1977 or the U.S. Export Administration Act, as amended.

9.08 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties and it is expressly declared that no variations hereof shall be effective unless made in writing.

9.09 The provisions of this Agreement including the Warranties and undertakings herein contained, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

9.10 Any right of rescission conferred upon CAIH hereby shall be in addition to and without prejudice to all other rights and remedies available to it.

9.11 The Company and CAIH shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement and to place control of the Company in the hands of CAIH.

9.12 This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the English courts.

9.13 The Company hereby irrevocably appointsWithers & Co. of [16 Old Bailey, London EC4M 7EG (telephone: + 44 20 7597 6000; facsimile: +44 20 7597 6543;
     attention: Jeremy Scott)] as its agent to receive and acknowledge on its behalf any claim, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of the Company for this purpose the Company shall promptly appoint a successor agent and notify CAIH and if no successor agent is appointed within 15 days CAIH shall be entitled to appoint such a person by notice to the Company. The Company agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to CAIH.

9.14 CAIH hereby appoints Baker & McKenzie of 100 New Bridge Street, London EV4V 6JA (telephone: +44 20 7919 1000; facsimile: +44 20 7919 1999, attention:
     the Dispute Resolution Partner/Service of Process) as its agent to receive and acknowledge on its behalf any claim, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of CAIH for this purpose CAIH shall promptly appoint a successor agent and notify the Company and if no successor agent is appointed within 15 days the Company shall be entitled to appoint such a person by notice to CAIH. CAIH agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to the other parties.

EXECUTED:

SIGNED by                                   ) /s/  Askar Alshinbayev
for and on behalf of                        ) /s/  Roy Pearce
Central Asian Industrial Holdings N.V.      )
in the presence of:                         )


SIGNED by                                   ) /s/  James A. Jeffs
for and on behalf of                        ) /s/  Roy Pearce
Chaparral Resources, Inc.                   )
in the presence of:                         )

                                    SCHEDULES
                                    ---------

                    1.   Warranties
                    2.   Directors and Continuing Directors
                    3.   Form of Directors' Letter of Resignation
                    4.   Principal Stockholders
                    5.   Amendments to Certificate of Incorporation and By-Laws
                    6.   Note and Warranty
                    7.   Registration Agreement
                    8.   Exeter Agreement
                    9.   [Deliberately Omitted]
                    10.  Written Consents
                    11.  Acknowledgement of Release
                    12.  Discharge Notice

                                                               EXECUTION VERSION
                                                               -----------------


                          SCHEDULES TO MASTER AGREEMENT
                          -----------------------------

SIGNED by                                   ) /s/  Askar Alskinbayev
for and on behalf of                        ) /s/  Roy Pearce
Central Asian Industrial Holdings N.V.      )
in the presence of:                         )


SIGNED by                                   ) /s/  James A. Jeffs
for and on behalf of                        ) /s/  Roy Pearce
Chaparral Resources, Inc.                   )
in the presence of:                         )

                                   SCHEDULE 1
                                   ----------

                                   WARRANTIES
                                   ----------

The Company represents and warrants to CAIH that, except as set forth in the Disclosure Letter:

CORPORATE

(a) The Company is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware.

(b) CAP-D is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware.

(c) CAP-G is a limited liability company duly incorporated and validly existing under the laws of the Isle of Guernsey.

(d) KKM is a legal entity duly registered and existing under the laws of the Republic of Kazakhstan

(e) The Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions which require such qualification. All jurisdictions in which the Company is qualified as a foreign corporation are set forth in the Disclosure Letter.

(f) Except for the Guernsey Proceedings, no order has been made or petition presented or resolution passed for the winding up of, or for an administration order in respect of, any member of the Group and no distress, execution or other process has been levied on any of its assets. No member of the Group is insolvent and no administrative receiver or receiver or receiver and manager of the business or assets or any part thereof of any member of the Group has been appointed by any person and no power to make such appointment has arisen.

(g) Each member of the Group has full corporate power and authority, and all required governmental licenses, permits and authorizations, to carry on its business as such business is now being conducted.

(h) Except for filings under the HSR Act, no consent, authorisation, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States, the Republic of Kazakhstan or any other jurisdiction, or any state or political subdivision thereof, is required for or in connection with the consummation by any member of the Group of the transactions contemplated hereby.

(i) The Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

(j) Neither the execution and delivery of the Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor the performance by the Company or the Principal Stockholders of its or their obligations under the Agreement, will (with the giving of notice, the passage of time, or otherwise) conflict with, result in a breach of or result in any default or event of default under any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other organizational documents of any member of the Group, any contract, agreement, lease, license or other obligation to which any member of the Group is a party or is bound or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which any member of the Group is a party or by which any member of the Group is bound.

(k) Subject to obtaining Written Consents as provided in clause 3.01 of the Agreement by the Principal Stockholders (holding the majority of the outstanding shares of the Company's Common Stock), the Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver the Agreement, to consummate the issuance and sale of the New Shares and the other transactions contemplated by and to perform its obligations under the Agreement.

(l) The Board of Directors, at a meeting thereof duly called and held, has duly adopted resolutions by the requisite majority vote approving the Agreement, the issuance and sale of the New Shares and the other transactions contemplated by the Agreement, determining that the terms and conditions of the Agreement, the issuance and sale of the New Shares and the other transactions contemplated by the Agreement are fair to and in the best interests of the Company and its Stockholders and recommending that the Company's Principal Stockholders adopt and approve the amendment and restatement of the Company's Certificate of Incorporation provided in section 3.01 of the Agreement. The resolutions adopted by the Board of Directors approving the Agreement are sufficient to approve CAIH as an "interested stockholder" of the Company for purposes of Section 203 of the Delaware General Corporation Law and to cause the provisions thereof to be inapplicable to the Agreement, the issuance and sale of the New Shares and the other transactions contemplated by the Agreement. The foregoing resolutions of the Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect as of the date of the Agreement. The Company will deliver to the CAIH promptly after the date of the Agreement correct and complete copies of the foregoing resolutions

(m) True and complete copies of the certificate of incorporation or other organizational documents, and all amendments thereto, of the Company and each of the CRI Subsidiaries, the by-laws or equivalent documents, as amended and currently in force, of the Company and each of the CRI Subsidiaries, and all stock records of the Company and each of the CRI Subsidiaries, have been furnished for inspection by CAIH. Said stock records accurately reflect the current stock ownership of the Company and each of the CRI Subsidiaries. All corporate minute books and records of the

     Company and each of the CRI Subsidiaries have been furnished for inspection by CAIH and contain true and complete copies of all resolutions adopted by the Stockholders or the Board of Directors of the Company and each of the CRI Subsidiaries and any other action formally taken by them respectively as such.


OWNERSHIP AND OPERATION OF SUBSIDIARIES


(n) Company owns (both beneficially and of record) 100% of all of the issued and voting shares in CAP-D and 80% of all of the issued and voting shares in CAP-G. CAP-D owns (both beneficially and of record) 20% of all of the issued and voting shares in CAP-G. CAP-G owns (both beneficially and legally) 50% of all of the issued and voting shares of KKM. Except for the CRI Subsidiaries, the Company and the CRI Subsidiaries have no Subsidiaries, and do not own any direct or indirect interest in any corporation, joint venture, partnership, association or other entity and the Company and the CRI Subsidiaries have not, since 1 January 1999, (i) disposed of the capital stock or assets of any ongoing business (or portion thereof), or (ii) except for the Company's purchase of shares in MTI, which is a condition precedent to Completion pursuant to clause 4.01 of the Agreement, purchased the business and/or assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

(o) Each of CAP-D and CAP-G is not engaged in any business, is not party to or bound by any contracts or agreements and has no material liabilities or indebtedness to any person except in accordance with the Shell Loan Documentation and the Intra-Group Finance Agreements.

(p) Road Runner and CAC are dormant companies. Neither company has any assets, liabilities or employees or any Subsidiaries. Neither company is bound by or party to any contracts or agreements currently force. Neither company carries on any business or operations.

CAPITAL


(q) The authorised capital stock of the Company at the date of the Agreement consists of 101,000,000 shares divided into (i) 100,000,000 shares of Common Stock at a par value of US$0.0001 per share, of which 14,283,801 shares have been issued and are outstanding and (ii) 1,000,000 shares of Preferred Stock, no par value, of which 50,000 have been issued and are outstanding. There are no shares of capital stock of the Company of any other class authorised, issued or outstanding. All of the issued and outstanding shares of the Company's capital stock have been, and all of the New Shares, when issued to CAIH will be, validly issued, fully paid and non-assessable.

(r) The authorised capital stock of CAP-D at the date of the Agreement consists of 1,500 shares of common stock of no par value. There are no shares of capital stock of CAP-D of any other class authorised, issued or outstanding. All of the issued and outstanding shares of CAP-D's capital stock have been validly issued.

(s) The authorised share capital of CAP-G is US$500,002 divided into 500,000 ordinary shares of US$1.00 each, one "A" preference share of US$1.00 and one "B" preference share of US$1.00. The issued share capital is US$500,001. There are no shares of capital stock of CAP-G of any other class authorised, issued or outstanding. All of the issued and outstanding shares of CAP-G's capital stock have been validly issued, fully paid and non-assessable.

(t) The authorised and paid up charter capital of KKM is 15,000,000 Tenge divided into 200,000 ordinary shares each having a par value of 75 Tenge. There are no shares of capital stock of KKM of any other class authorised, issued or outstanding. All of the issued and outstanding shares of KKM's capital stock have been validly issued, fully paid and non-assessable. KKM's share issue was duly registered with the National Securities Commission of the Republic of Kazakhstan and the issue of securities was recorded in the state register under No. A3243. KKM's register of shareholders is maintained by LLP Invest Servis, an independent registrar.

(u) The Board of Directors of the Company and the board of directors of each of the CRI Subsidiaries have not declared any dividend or distribution with respect to the outstanding capital stock of the Company or of any of the CRI Subsidiaries, respectively, the record or payment date for which is on or after the date of the Agreement. No member of the Group is in default under or in violation of any provision of its charter, bylaws or other organizational documents.

(v) The New Shares will constitute no less than sixty percent (60%) of the issued and outstanding shares of the Company (except for the shares to be issued pursuant to the Note) upon their issue and allotment to CAIH at Completion.

(w) The Principal Stockholders own beneficially and hold of record the number of Shares set forth opposite their respective names in Schedule 4, free and clear of all Claims.

(x) Except as set out in the Disclosure Letter, and save for the "B" preference share in the capital stock of CAP-G, there are no outstanding subscriptions, options, warrants, rights (including pre-emptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or un-issued capital stock or other securities of any member of the Group or obligating any member of the Group to issue or transfer any securities of any kind and no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any member of the Group.

(y) There are no agreements by or among the Stockholders relating to the ownership or control of the Company (except for any agreements entered into at the request of CAIH in connection with the transactions contemplated by the Agreement). There are no agreements by or among the shareholders of any of the CRI Subsidiaries relating to the ownership or control of any of the CRI Subsidiaries except for the foundation agreement of KKM dated 14 April 1999.

SEC FIILINGS AND FINANCIAL STATEMENTS

(z) The Company has filed all forms, reports and documents required to be filed by it with the SEC since 1 January 1999 and has heretofore made available to CAIH, in the form filed with the SEC (excluding any exhibits thereto),
     (i) its annual reports on Form 10-K for the fiscal years ended 31 December 1999, 31 December 2000 and 31 December 2001, (ii) all proxy statements relating to the Company's meeting of stockholders (whether annual or special) held since 1 January 1999 and (iii) all other forms, reports and registration documents and preliminary materials) filed by the Company with the SEC since 1 January 1999 (the forms, reports and other documents referred to in clauses (i)-(iii) above being referred to collectively herein as the "Company SEC Reports"). The Company SEC Reports and any forms, reports and other documents filed by the Company after the date of the Agreement and prior to the Completion, including each document required to be filed by the Company with the SEC in connection with the transactions contemplated by the Agreement (x) were or will be prepared in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of circumstances under which they were made, not misleading. No CRI Subsidiary is required to file any form, report or other document with the SEC. Since 1 January 1999, all of the Company's filings with the SEC pursuant to the Exchange Act have been made on or prior to the required filing dates (taking into account any extensions available pursuant to Rule 12b-25 under the Exchange
     Act), the Company is in compliance with the current public information requirements of Rule 501(c) under the Securities Act, and the Company is eligible to use Forms S-2 and S-3 promulgated by the SEC to register the resale of its outstanding shares of Common Stock.

(aa) Each of the consolidated financial statements (including, in each case, the notes thereto) contained in the Company's SEC Reports (the "Financial Statements") was prepared in accordance with United States generally accepted accounting practices applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of the Company and KKM, as the case may be, at the respective dates thereof and for the respective periods indicated therein.

(bb) None of the accounts receivable, including receivables from affiliates, which are reflected in the Financial Statements or which arose subsequent to the date of the most recent Financial Statements, is or was subject to any counterclaim or set off. All of such accounts receivable arose out of bona fide, arms-length transactions for the performance of services, and all such accounts receivables are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts and for allowances and discounts. All such reserves, allowances and discounts, were and are adequate and consistent in extent with reserves, allowances and discounts previously maintained by the Company in the ordinary course of its business. Since 31 December 2001, there has not been a material change in the aggregate amount of the Company's accounts receivable or a material adverse change in the aging thereof.

(cc) The Company has provided CAIH with correct and complete copies of all material correspondence between the Company, or any of its representatives and advisors, and the SEC and The Nasdaq Stock Market, Inc. since 1 January 1999. The Company is not aware of any material issues or concerns raised in phone conferences or meetings involving the Company, or any of its representatives and advisors, and the staff of the SEC or The Nasdaq Stock Market, Inc. that are not reflected in the correspondence provided to CAIH.

LIABILITIES

(dd) No member of the Group has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities") except for:

     (i)   Liabilities provided for or reserved against in the Financial
           Statements;

     (ii) Liabilities which have been incurred subsequent to 31 December 2001, in the ordinary course of business and consistent with past practice; and

     (iii) Liabilities in respect of the Shell Loan, including those in relation to the Guernsey Proceedings and the High Court Proceedings.

(ee) Except for the Liabilities incurred in connection with the Shell Loan, none of the Liabilities described in subparagraphs (i)-(iii) of paragraph (dd) relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against, or any claim or lawsuit involving, any member of the Group.

REAL ESTATE

(ff) The Company does not lease any real estate other than the premises leased in accordance with the lease agreements (the "CRI Leases"), true, correct and complete copies of which are attached to the Disclosure Letter. No material expenditures are required to be made for the repair or maintenance of the leased premises and the Company is not in default under any Lease, nor is any other party in default thereunder. None of the Leases is or will become terminable as a result of the transactions contemplated by the Agreement and each Lease may be terminated by the Company at less than one month's notice with no liability for fines or penalties as a result of such termination.

(gg) KKM does not lease any real estate except for that certain plot of land leased from the Akim of Mangistau Oblast, Kazakhstan for the purpose of operating of the Karakudukmunai deposit pursuant to a lease agreement entered into by KKM and the Akim of Mangistau Oblast in 2000 (the "KKM Lease"). The KKM Lease has been duly registered and KKM has paid all amounts due under the KKM Lease and performed all other obligations arising thereunder in full and on time.

(hh) KKM does not own any land except for that certain plot of land of approximately 143 square meters located in Aktau city, Kazakhstan on which KKM's administrative office is situated (the "KKM Freehold Land") under right of possession, use and disposal pursuant to a land plot purchase and sale agreement entered into by KKM and the Akim of Aktau city on 15 October 1999. KKM's rights to the KKM Freehold Land have been duly registered and KKM has paid all amounts due (including, without limitation, land tax) in respect of such KKM Freehold Land in full and on time.

(ii) Except for the KKM Freehold Land, and certain residential apartments in the city of Aktau owned by KKM, no member of the Group owns any real estate. Except for the CRI Leases and the KKM Lease (the "Leases"), none of the CRI Subsidiaries leases any real estate.

ASSETS

(jj) Each member of the Group has good and marketable title to its assets as disclosed in the Financial Statements and, in the case of KKM, listed in the schedule of fixed assets for the period from 1 January 2001 to 31 December 2001 as attached to the Disclosure Letter (the "Assets"), free and clear of any liens, claims, encumbrances and security interests, except for:

     (i)   statutory liens for Taxes (as herein defined) not yet due,

     (ii) liens incurred in the ordinary course of business for sums not yet due;

     (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and

     (iv)  security interests granted pursuant to the Shell Finance Documents.

     Except for the security interests granted pursuant to the Shell Finance Documents, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Assets of any member of the Group has been recorded, filed, executed or delivered.

INSURANCE

(kk) The Disclosure Letter contains a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by each member of the Group or which name a member of the Group as an insured (or loss payee), including without limitation those which pertain to the assets, employees or operations of any member of the Group. All such insurance policies are in full force and effect and no member of the Group has received notice of cancellation of any such insurance policies. Except as disclosed in the Disclosure Letter, in the three (3) year period ending on the date of the Agreement, no member of the Group has received any written notice from, or on behalf of, any insurance carrier relating to or involving an increase in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the assets, purchase of additional equipment, or material modification of any of the methods of doing business of any member of the Group.

BANK ACCOUNTS

(ll) The Disclosure Letter contains a list showing:

     (i) the name of each bank, safe deposit company or other financial institution in which each member of the Group has an account, lock box or safe deposit box;

     (ii) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from any member of the Group; and

     (iii) all instruments or agreements to which any member of the Group is a party as an endorser, surety or guarantor, other than cheques endorsed for collection or deposit in the ordinary course of business.

RELATED PARTY TRANSACTIONS

(mm) The Disclosure Letter describes each:

     (i) business relationship (excluding employee compensation and other ordinary incidents of employment) existing on the date of the Agreement between (x) any member of the Group, and (y) any present or former officer, director, stockholder or affiliate of any member of the Group, any present or former known spouse or member of the immediate family of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons (all such persons and trusts encompassed by this clause (y) being sometimes collectively referred to herein as the "Related Parties" and individually as a "Related Party");

     (ii) transaction occurring since 1 January 1999 between any member of the Group and any Related Party; and

     (iii) amount owing by or to any of the Related Parties, respectively, to or from any member of the Group as of the date of the Agreement.

         No property or interest in any property which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Group's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Completion Date, all amounts due and owing to or from any member of the Group by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Neither any member of the Group nor any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Group's business.

TAXATION

(nn) (i) As used herein, the following terms shall have the following meanings:

               (A) the term "Taxes" means all United States or (in the case of KKM, Kazakhstani and in the case of CAP-G, Guernsey) and foreign federal, state, local, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

               (B) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes in the relevant jurisdiction for each member of the Group, and the term "Return" means any one of the foregoing Returns; and

               (C) the term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. References to "the corresponding provision of state, local or foreign Tax law" mean, in the case of KKM and CAP-G, the corresponding provisions of the laws of the jurisdiction in which such company is resident for tax purposes.

     (ii) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by each member of the Group. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of each member of the Group or any other information required to be shown thereon. An extension of time within which to file any Return which has not been filed has not been requested or granted.

     (iii) With respect to all amounts in respect of Taxes imposed upon each member of the Group, or for which any member of the Group is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Completion Date, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by each member of the Group, to taxing authorities or others, on or before the date hereof have been paid.

     (iv) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from any member of the Group. The Disclosure Letter sets forth (i) the taxable years of each member of the Group as to which the respective statutes of limitations with respect to the Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the Financial Statements.

     (v) No member of the Group is a party to or bound by (nor will any member of the Group become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

     (vi) Except as disclosed in the Disclosure Letter, no member of the Group has ever been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code (or any corresponding provision of state, local or foreign Tax law).

     (vii) All material elections with respect to Taxes affecting each member of the Group as of the date hereof are set forth in the Disclosure Letter.

     (viii) No member of the Group has filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law)or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

     (ix) None of the assets of any member of the Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code (or any corresponding provision of state, local or foreign Tax law).

     (x) No member of the Group has agreed to make, nor is it required to make, any adjustment under section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise.

     (xi) No member of the Group is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 28OG of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xii) Neither the Company nor CAP-D is a person other than a United States person within the meaning of the Code and the transaction contemplated herein is not subject to the withholding provisions of section 3406 or subchapter A of Chapter 3 of the Code.

     (xiii) Each member of the Group has disclosed on its Returns all positions taken therein that could reasonably give rise to a substantial understatement of Tax within the meaning of section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xiv) None of the assets of any member of the Group is property that is required to be treated as being owned by any other person pursuant to the "safe harbour lease" provisions of former Section 168(f)(8) of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xv) None of the assets of any member of the Group directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xvi) No member of the Group has made a deemed dividend election under Regulations Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xvii) No member of the Group has participated in an international boycott within the meaning of Section 999 of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xviii) No member of the Group has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law).

     (xix) The Company has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (xx) The unpaid Taxes of the Company do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Financial Statements, as adjusted for the passage of time through the Completion Date, in accordance with the past practices of the Company.

CONTRACTS

(oo) No member of the Group is subject to or bound by any material contracts except (i) the Intra-Group Finance Agreements, (ii) the Shell Finance Documents, (iii) the Leases and (iv) contracts with employees and consultants, a complete list of which is attached to the Disclosure Letter. All such contracts and agreements are in full force and binding upon the parties thereto.

(pp) Except with respect to the Shell Finance Documents, neither the Group companies nor any of the other parties thereto are in default under any such contract, agreement, lease, sublease or other instrument and no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default under any such agreement, lease, sublease or other instrument by any member of the Group or the other contracting party. No member of the Group has released or waived any of its rights under any such contract, agreement, lease, sublease or other instrument.

(qq) No member of the Group is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of the Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Company of the Agreement may be prohibited, prevented or delayed.

(rr) No member of the Group is subject to any legal obligations to renegotiate, nor does any member of the Group have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

EMPLOYEES

(ss) Attached to the Disclosure Letter is a complete list of all employees and independent contractors currently employed by each member of the Group, together with a true, correct and complete copy of every employment agreement and independent contractor agreement in force as at the date of the Agreement and a true, correct and complete copy of every employee benefit plan in force as at the date of the Agreement.

(tt) Except as disclosed in the Disclosure Letter, no employee benefit plans are provided by any member of the Group. No pension or retirement plans are provided by any member of the Group.

LITIGATION

(uu) Except for the High Court Proceedings and the Guernsey Proceedings, there are no litigation or proceedings, in law or in equity, and there are no proceedings or governmental investigations before any commission or other governmental authority, pending or, to the best of the Company's knowledge, threatened against any member of the Group or any of its or their respective officers, directors or affiliates, with respect to or affecting the Group's operation, business, production, sales practices or financial condition, or related to the consummation of the transactions contemplated by the Agreement.

(vv) There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavourable to any member of the Group, would have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Group before or after Completion.

(ww) No member of the Group is a party to, or bound by, any decree, order or arbitration award (or any agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Group.

(xx) No member of the Group is in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute or regulation or agreement with, or any license or permit from, any federal, state or local governmental authority in the United States or any other state to which the property, assets, personnel or business activities of the Group is subject, including, without limitation, national, state or local laws relating to employment, health and safety, environmental matters or taxation.

FOREIGN PRACTICES AND CONFORMITY WITH LAWS

(yy) None of the directors, officers, or employees of any member of the Group are officials or officers of any United States, Republic of Kazakhstan or other governmental authority or any political party or candidates for political office; none of the members of the Group nor any of their respective officers, directors, employees, or any agents thereof have taken any action, directly or indirectly, that would result in or further any offer, payment, promise to pay or authorization of the payment of any money, or other property, or any gift, promise to give, or authorization of the giving of anything of value, to any official or officer of any United States, Republic of Kazakhstan or other governmental authority or any political party or candidate for political office, that related in any way to the members of the Group or the business thereof; and, to the extent any such laws are applicable to such persons, no member of the Group has taken (or has caused or encouraged any person to take on its behalf), any other action which violated the United States Foreign Corrupt Practices Act of 1977 or the U.S. Export Administration Act, as amended.


SUBSURFACE USE AND ENVIRONMENTAL LAW

(zz) (i) As used herein, the following terms shall have the following meanings:

               (A) the term "Environmental Laws" means all laws, regulations, decrees, directives, orders and standards of the Republic of Kazakhstan relating to (1) the pollution, contamination or protection of the environment, (2) the storage, labelling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of hazardous substances or (3) the responsibility or duty of care for waste;

               (B)  the term "Subsurface License" means license MG number 249
                    (oil) issued by the government of Kazakhstan to KKM on 28 June 1995;

               (C) the term "Subsurface Contract" means the contract for the right to explore for and produce hydrocarbons entered into by KKM and the Kazakhstani Ministry of Oil and Gas on 30 August 1995 (as amended);

               (D) the term "Subsurface Payments" means any and all payments, taxes, fees and other assessments of any kind including, without limitation, the signing bonus, royalties, production bonuses and geological fees which the Company is obligated to pay in accordance with the Subsurface Contract; and

               (E) the term "Subsurface Tax Regime" means the special tax regime set out in the Subsurface Contract, including any tax exemptions and reductions.

     (iii) As of the date hereof, KKM has performed all of its obligations under the Subsurface License and the Subsurface Contract in full and on time and will continue to perform the same until Completion, there are nooutstanding breaches of the Subsurface License or the Subsurface Contract nor any claims in connection with the operations conducted by KKM under the Subsurface License or the Subsurface Contract and there is no reason why the Subsurface License or the Subsurface Contract will be suspended, revoked and/or terminated after Completion as a result of events which occurred before Completion.

     (iv)   KKM has paid all Subsurface Payments in full and on time.

     (v) The Subsurface Tax Regime applicable to KKM's business as of the date of the Agreement is as set out in clause 9.3 of the Subsurface Contract and except for those possible changes that were disclosed to CAIH in the Disclosure Letter, KKM will continue to enjoy the Subsurface Tax Regime following Completion on terms no less favourable to KKM for the entire period of validity of the Subsurface Contract (including any extensions).

     (vi) Neither the Subsurface License nor the Subsurface Contract is subject to any Claims.

     (vii) In relation to its business, KKM is in compliance with all Kazakhstani laws regulating the subsurface and its use.

     (viii) In relation to its business, KKM is in compliance with the environmental requirements of the Subsurface License, Subsurface Contract, KKM's working programs, and all Environmental Laws.

     (ix) KKM has not engaged in or permitted any unauthorised operations or activities involving the contamination or pollution of the environment in contravention of the Environmental Laws.

     (x) All hazardous substances or other substances regulated by Environmental Laws which have been produced or used in the course of KKM's operations are and have been stored, labelled, handled, released, treated, manufactured, processed, deposited, transported or disposed of in accordance with all applicable Environmental Laws.

     (xi) All waste which is being or has been produced, stored or disposed of by KKM is being and has been produced, stored and disposed of in accordance with all applicable Environmental Laws.

     (xii) KKM has obtained and maintains all necessary licenses and permits for the discharge of pollutants into the environment, the storage of waste, the use of hazardous substances and natural resources and has paid all required fees in connection with such licenses and permits in full and on time.

     (xiii) There have not been nor are there threatened or pending any civil or criminal actions, notices of violations, investigations, administrative proceedings or written communication from any regulatory authority under the Environmental Laws against KKM or any of its officers.

     (xiv) Except for certain export restrictions that may be applicable to KKM from time to time and the details of which have been disclosed by the Company to the Buyer in the Disclosure Letter, KKM has the right to export 100% of its hydrocarbon products from the Republic of Kazakhstan in accordance with the Subsurface Contract and the Company knows of no reason why KKM will not continue to be able to export 100% of its hydrocarbon products for the duration of the Subsurface Contract, including any extensions.

     (xv) KKM's Assets comprise all of the properties necessary to conduct the exploration, development and production activities within the licensed area pursuant to the Subsurface License and the Subsurface Contract under the laws of Kazakhstan.

                                   SCHEDULE 2
                                   ----------

                       DIRECTORS AND CONTINUING DIRECTORS
                       ----------------------------------

------------------------------ ----------------------- -----------------------
            1                            2                       3
------------------------------ ----------------------- -----------------------

         Company                      Directors         Continuing Directors

------------------------------ ----------------------- -----------------------
Chaparral Resources, Inc.

------------------------------ ----------------------- -----------------------
                               J.G. McMillian
------------------------------ ----------------------- -----------------------
                               J.A. Jeffs              J.A. Jeffs
------------------------------ ----------------------- -----------------------
                               D.A. Dahl
------------------------------ ----------------------- -----------------------
                               E. (Ted) Collins, Jr.
------------------------------ ----------------------- -----------------------
                               R. L. Grant
------------------------------ ----------------------- -----------------------

------------------------------ ----------------------- -----------------------
Central Asian Petroleum, Inc.

------------------------------ ----------------------- -----------------------
                               J.G. McMillian
------------------------------ ----------------------- -----------------------
                               J.A. Jeffs              J.A. Jeffs
------------------------------ ----------------------- -----------------------

------------------------------ ----------------------- -----------------------
Central Asian Petroleum
(Guernsey) Limited

------------------------------ ----------------------- -----------------------
                               J.G. McMillian
------------------------------ ----------------------- -----------------------
                               J.A. Jeffs              J.A. Jeffs
------------------------------ ----------------------- -----------------------

------------------------------ ----------------------- -----------------------
Joint Stock Company
Karakudukmunai

------------------------------ ----------------------- -----------------------
                               J.A. Jeffs              J.A. Jeffs
------------------------------ ----------------------- -----------------------
                               P. Dilling              P. Dilling
------------------------------ ----------------------- -----------------------
                               A. Berlin               A. Berlin
------------------------------ ----------------------- -----------------------
                               R. Moore                R. Moore
------------------------------ ----------------------- -----------------------
                               N.D. Klinchev           N.D. Klinchev
------------------------------ ----------------------- -----------------------
                               S.A. Utegaliev          S.A. Utegaliev
------------------------------ ----------------------- -----------------------
                               B.D. Elemanov           B.D. Elemanov
------------------------------ ----------------------- -----------------------
                               V.Y. Miroshnikov        V.Y. Miroshnikov
------------------------------ ----------------------- -----------------------

------------------------------ ----------------------- -----------------------

                                   SCHEDULE 3
                                   -----------

                    FORM OF DIRECTORS' LETTER OF RESIGNATION
                    ----------------------------------------


The Board of Directors
Chaparral Resources, Inc.



                                   RESIGNATION



I, [____________________] [full name], hereby resign as a director of Chaparral Resources, Inc. (the "Company") effective as of the date set forth below and hereby confirm that I have no claim outstanding against the Company for compensation or otherwise.

Date:  ____________________                        Signed: ____________________


                                                   [Print name]

The Board of Directors
Central Asian Petroleum, Inc.



                                   RESIGNATION



I, [____________________] [full name], hereby resign as a director of Central Asian Petroleum, Inc. (the "Company") effective as of the date set forth below and hereby confirm that I have no claim outstanding against the Company for compensation or otherwise.

Date:  ____________________                        Signed: ____________________


                                                   [Print name]

The Board of Directors
Central Asian Petroleum (Guernsey) Limited



                                   RESIGNATION



I, [____________________] [full name], hereby resign as a director of Central Asian Petroleum (Guernsey) Limited (the "Company") effective as of the date set forth below and hereby confirm that I have no claim outstanding against the Company for compensation or otherwise.

Date:  ____________________                        Signed: ____________________


                                                   [Print name]

The Board of Directors
Joint Stock Company Karakudukmunai



                                   RESIGNATION



I, [____________________] [full name], hereby resign as a director of Joint Stock Company Karakudukmunai (the "Company") effective as of the date set forth below and hereby confirm that I have no claim outstanding against the Company for compensation or otherwise.

Date:  ____________________                        Signed: ____________________


                                                   [Print name]

                                   SCHEDULE 4
                                   ----------

                             PRINCIPAL STOCKHOLDERS
                             ----------------------


----------------------------- ---------------------- -----------------------
             1                          2                      3
----------------------------- ---------------------- -----------------------
     Name of Stockholder      Shares of Common Stock Percent of Common Stock

----------------------------- ---------------------- -----------------------
Allen & Company Incorporated          5,732,823                40%

----------------------------- ---------------------- -----------------------
Whittier Ventures, LLC                3,394,437                 23.76%

----------------------------- ---------------------- -----------------------

                                   SCHEDULE 5
                                   ----------

              AMENDMENTS TO BYLAWS AND CERTIFICATE OF INCORPORATION
              -----------------------------------------------------

                                  SEE ATTACHED

      Amendment and Restatement of Certificate of Incorporation and By-Laws
      ---------------------------------------------------------------------

          WHEREAS, the Master Agreement relating to the subscription for shares in the Corporation and a convertible loan note to be issued by the Corporation and the refinancing of the Corporation and group companies (the "Master Agreement") contemplates that, as a condition precedent to the Completion, the Corporation shall have amended and restated its Certificate of Incorporation and Bylaws to include certain provisions attached as a Schedule to the Master Agreement; and

          WHEREAS, the Board of Directors has unanimously determined that the amendment and restatement of the Corporation's Certificate of Incorporation and Bylaws is in the best interests of the Corporation and it stockholders;

          NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of an amendment and restatement of the Corporation's Certificate of Incorporation (the "Amended and Restated Certificate") and an amendment and restatement of the Corporation's Bylaws (the "Amended and Restated Bylaws") substantially in the forms attached to these resolutions as Exhibits "A" and "B"), be, and they each hereby are, approved in all respects.

          FURTHER RESOLVED, that the Board of Directors hereby directs that the Amended and Restated Certificate and Amended and Restated Bylaws be submitted to a vote of the stockholders of the Corporation for their approval.

          FURTHER RESOLVED, that upon the approval of the Amended and Restated Certificate by the requisite majority of the stockholders of the Corporation, the President, the Secretary or any other proper officer of the Corporation shall be, and hereby is, authorized and instructed to file the Amended and Restated Certificate as so approved with the Secretary of State of the State of Delaware, to pay all filing fees and other expenses in connection therewith, and to take all other actions and execute and deliver all other documents and instruments deemed necessary or advisable by such officer to cause the Amended and Restated Certificate to become valid and in full force and effect.

                                   EXHIBIT "A"

                             PROPOSED AMENDMENTS TO
                             ----------------------
                         CHAPARRAL RESOURCES INC. BYLAWS
                         -------------------------------

1.   Section 2.2 of Article II shall be replaced with the following:

     "Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or by stockholders owning capital stock of the Company representing at least 50% of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting."


2.   Section 2.5.4 of Article II shall be replaced with the following:

     "Section 2.5.4 Required Vote. Except as otherwise required by law, the certificate of incorporation, or these bylaws, when a quorum is present at a meeting: (a) the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders; and (b) where a separate vote by class or series is required, the affirmative vote of the majority of shares of such class or series present in person or represented by proxy shall be the act of such class or series."


3.   Section 2.5.5 of Article II shall be replaced with the following:

     "Section 2.5.5 Restrictions on Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders."


4.   The following new Section 2.6 shall be added to Article II of the Bylaws

     Section 2.6 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Company. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this
Section 2.6, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section
2.6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the

Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Company, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set for (a) as to each person whom the stockholder proposes to nominate for election or reelection as required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of the Company's capital stock which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall have the power and the duty to (a) determine whether a nomination was made in accordance with the procedures prescribed by this Section 2.6 and, (b) if any nomination was not made in compliance with this Section 2.6, to declare to the meeting that the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6.


5.   The following new Section 2.7 shall be added to Article II of the Bylaws

     Section 2.7 Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in this Section 2.7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section
2.7. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that in the event that less than 70 days' notices or prior public disclosure of the date of the meeting is given or made to stockholders of the Company, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the

Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company's capital stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. The chairman of the meeting shall have the power and the duty to (a) determine whether any business was proposed in accordance with the procedures prescribed by this Section 2.7 and, (b) if any business was not proposed in compliance with this Section 2.7, to declare to the meeting that such business shall not be transacted. Notwithstanding the foregoing provision of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7.

                                   EXHIBIT "B"

                             PROPOSED AMENDMENTS TO
                             ----------------------
              CHAPARRAL RESOURCES INC. CERTIFICATE OF INCORPORATION
              -----------------------------------------------------


1. A new Article ___ shall be added to the Certificate of Incorporation as follows:

                                   ARTICLE ___

     "Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders."


2. A new Article ___ shall be added to the Certificate of Incorporation as follows:

                                   ARTICLE __


     Section __.1 In anticipation that (a) Central Asian Industrial Holdings NV, including any person that controls, is controlled by or is under direct or indirect common control with Central Asian Industrial Holdings NV, and all their successors by way of merger, consolidation or sale of all or substantially all of its or their assets, but not including the Corporation and its subsidiaries (the "Stockholder"), will be and will remain a substantial stockholder of the Corporation, (b) the Corporation and the Stockholder may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, (c) the Corporation and the Stockholder may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (d) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or officers or one of more corporations, partnerships, limited liability companies or other business entities in which one or more of its directors or officers has a financial interest (collectively, "Related Entities"), and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Stockholder (including service of officers and directors of the Stockholder as officers and directors of the Corporation), the provisions of this Article __ are set forth to regulate and define the conduct of certain affairs, contractual relationships and other business relations of the Corporation as they may involve the Stockholder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and the Stockholders in connection therewith. The following provisions of this Article __ are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this [Restated] Certificate of Incorporation.

     Section __.2 The Stockholder will have no duty to refrain from (a) engaging the same or similar activities or lines of business as the Corporation, (b) doing business with any customer of the Corporation or (c) employing or otherwise engaging any officer, director or employee of the Corporation, and neither the Stockholder nor any officer or director thereof (except as provided in Section __.3) will be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of the Stockholder or of such person's participation therein. If the Stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Stockholder and the Corporation, the Stockholder will have no duty to communicate or offer such corporate opportunity to the Corporation and will not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that the Stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

     Section _.3 In the event that a director or officer of the Corporation, who is also a director or officer of the Stockholder, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and the Stockholder, such director or officer of the Corporation
(a) will be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) will not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that the Stockholder pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, (c) will be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation and (d) will be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper personal benefit therefrom, if such director or officer acts in a manner consistent with the following policy:

          When a corporate opportunity is offered in writing to an officer and/or director of the Corporation who is also an officer and/or director of the Stockholder, solely in his or her designated capacity with one of the two companies, such opportunity will belong to whichever corporation was so designated. Otherwise, (i) a corporate opportunity offered to any person who is an officer or officer and director of the Corporation, and who is also a director of the Stockholder will belong to the Corporation, (ii) a corporate opportunity offered to any person who is a director of the Corporation and who is also an officer and/or director of the Stockholder will belong to the Stockholder, (iii) a corporate opportunity offered to any person who is an officer, but not a director, of both the Corporation and the Stockholder will belong to the Stockholder, (iv) a corporate opportunity offered to any person who is an officer and director of both the Corporation and the Stockholder will belong to the Stockholder, and (v) a corporate opportunity offered to any person who is an officer or an officer and director of the Corporation and who is also an officer or an officer and director of the Stockholder will belong to the Stockholder.

     Section __.4 If any contract, agreement, arrangement or transaction between the Corporation and the Stockholder involves a corporate opportunity and is approved in accordance with the procedures set forth in Section __.5, the Stockholder and its officers and directors will have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto under this Article ___. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved will not by reason thereof result in any breach of any fiduciary duty, but will be governed by the other provisions of this Article ___, this [Restated] Certificate of Incorporation, the Bylaws of the Corporation, the Delaware General Corporation Law and applicable law.

     Section ___.5 No contract, agreement, arrangement or transaction between the Corporation and the Stockholder or between the Corporation and one or more of the directors or officers of the Corporation, the Stockholder or any Related Entity or between the Corporation and any Related Entity will be void or voidable for the reason that the Stockholder, any Related Entity or one or more of the officers or directors of the Corporation, the Stockholder or any Related Entities are parties thereto, or because any such directors or officers are present at or participate in the meeting of the Board of Directors of the Corporation or committee thereof which authorizes the contract, agreement, arrangement or transaction, or because his, her or their votes are counted for such purpose, and the Stockholder, any Related Entity and such directors and officers (a) will be deemed to have fully satisfied and fulfilled their fiduciary duties to the Corporation and its the Stockholders with respect thereto, (b) will not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of any entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (c) will, in the case of officers and directors of the Corporation, be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation and (d) will, in the case of officers and directors of the Corporation, be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if:

          (i) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof which authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (ii) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of capital stock entitled to vote, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     Directors of the Corporation who are also directors or officers of the Stockholder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction.

     Section ___.6 Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article ____.

     Section ___.7 For the purposes of this Article ___:

     (a) a director of the Corporation who is Chairman or Vice Chairman of the Board of Directors of the Corporation or chairman of a committee thereof will not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation;

     (b) the "Corporation" will include all subsidiary corporations and all partnerships, limited liability companies, joint ventures, associations and other business entities in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interest; and any contract, agreement, arrangement or transaction with any such entity, or with any officer or director thereof, will be deemed to be a contract, agreement, arrangement or transaction with the Corporation; and

     (c) "Corporate opportunities" will include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, by their nature, in the line of the Corporation's business and are of practical advantage to it, which are opportunities in which the Corporation has an interest or a reasonable expectancy, and as to which, by embracing the opportunity, the self-interest of the Stockholder or the officer or director, as the case may be, will be brought into conflict with that of the Corporation.

     Section __.8 Any contract or business relation which does not comply with the rules set forth in this Article ___ will not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty, but will be governed by the provisions of this [Restated] Certificate of Incorporation, the Bylaws of the Corporation, the Delaware General Corporation Law and applicable law.

                                   SCHEDULE 6
                                   ----------

                      FORM OF PROMISSORY NOTE AND WARRANTS
                      ------------------------------------

                                  SEE ATTACHED

          The security represented by this instrument was originally issued on May 10, 2002 [Completion Date] and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Master Agreement dated as of May 9, 2002 between the issuers (the "Companies") and a certain investor. The Companies reserve the right to refuse the transfer of the security represented by this instrument until such conditions have been fulfilled with respect to the transfer. Upon written request, a copy of such conditions will be furnished by the Companies to the holder hereof without charge.


                            PROMISSORY NOTE



May 10, 2002                                                    U.S. $ 4,000,000


Chaparral Resources, Inc., a Delaware corporation ("Chaparral"), and Central Asian Petroleum (Guernsey) Limited, a Guernsey corporation ("CAP-G"), hereby jointly and severally promise to pay to the order of Central Asian Industrial Holdings N.V. and its successors and assigns (the "Holder") the principal amount of U.S. $4,000,000, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

This Note was issued pursuant to a Master Agreement dated as of May 9, 2002 (the "Master Agreement") between the Chaparral and Central Asian Industrial Holdings N.V. This Note is the "Note" referred to in the Master Agreement. The Master Agreement contains terms governing the rights of the Holder with respect to this Note, and all provisions of the Master Agreement are hereby incorporated herein in full by reference.

Chaparral and CAP-G are referred to herein collectively as the "Companies" and each individually as a "Company." Certain other capitalized terms used in this Note are defined in Section 5. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Master Agreement.

Section 1. Payment of Interest. Except as otherwise provided in Section 3.2(a), interest will accrue at the rate of 12 percent per annum on the unpaid principal amount of this Note outstanding from time to time or, if less, at the highest rate then permitted under applicable law. The Companies will pay to the holder of this Note all accrued interest on the last day of each March, June, September and December, beginning first quarter-end after the Completion Date, 2002 (the "Interest Payment Dates"). Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is payable will bear interest at the same rate at which interest is then accruing on the principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. Interest will accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is payable until such time as payment therefor is actually delivered to the Holder.

     Section 2.    Payment of Principal.
     ---------     --------------------

     2.1 Scheduled Payment. The Companies will pay the outstanding principal amount of this Note to the Holder on the third anniversary of the Completion Date, being [ ].

     2.2 Prepayments. The Companies may, at any time and from time to time without premium or penalty, prepay all or any portion (in whole number multiples of $100,000 only) of the outstanding principal amount of this Note on any Interest Payment Date. A prepayment of less than all of the outstanding principal amount of this Note will not relieve the Companies of their obligation to pay the principal amount of this Note on the scheduled payment date provided in Section 2.1.

     Section 3.    Events of Default.
     ---------     -----------------

     3.1 Definition. For purposes of this Note, an Event of Default will be deemed to have occurred if:

     (a) the Companies fail to pay when due the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note;

     (b) either Company fails to perform or observe any other provision contained in this Note or in the Master Agreement;

     (c) any representation, warranty or information contained in the Master Agreement or required to be furnished to the Holder pursuant to the Master Agreement, is false or misleading in any material respect on the date made or furnished;

     (d) either Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating either Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to either Company or any Subsidiary is entered under the United States Bankruptcy Code; or either Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Company or any Subsidiary, or of any substantial part of the assets of such Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to such Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against either Company or any Subsidiary and either (i) such Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

     (e) a judgment in excess of U.S. $100,000 is rendered against either Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

     (f) either Company or any Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding U.S. $100,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding U.S. $100,000 to become due prior to its stated maturity.




     3.2      Consequences of Events of Default.
              ---------------------------------

     (a) If an Event of Default of the type described in Section 3.1(a) or (b) has occurred and continued for 15 days or any other Event of Default has occurred, the interest rate on this Note will increase immediately by an increment of two percentage points to the extent permitted by law. Thereafter, until such time as no Event of Default exists, the interest rate on this Note will increase automatically at the end of each succeeding fiscal quarter by an additional increment of one percentage points to the extent permitted by law (but in no event will the interest rate exceed 18 percent per annum). Any increase of the interest rate resulting from the operation of this Section 3.2(a) will terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this Section).

     (b) If an Event of Default of the type described in Section 3.1(d) has occurred, the principal amount of this Note (together with all accrued interest thereon and all other amounts payable in connection therewith) will become immediately due and payable without any action on the part of the Holder, and the Companies will immediately pay to the Holder all amounts due and payable with respect to this Note.

     (c) If an Event of Default of the type described in Section 3.1(a) or (b) has occurred and continued for 15 days and if an Event of Default of the type described in Section 3.1(b) has occurred and continued for 30 days, or any other Event of Default (other than under Section 3.1(d)) has occurred, the Holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment of all or any portion of such amount. If the Holder demands immediate payment and all or any portion of the amounts due under this Note, the Companies will immediately pay to the Holder all amounts demanded to be paid with respect to this Note.

     (d) The Holder will also have any other rights which it may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

     (e) Each Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Companies hereunder.

     Section 4. Amendment and Waiver. The provisions of this Note may be amended and the Companies may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if the Companies have obtained the prior written consent of the Holder. No other course of dealing between the Companies and the Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Holder.

     Section 5. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Subsidiary" means any corporation, partnership, limited liability company, association, joint stock company, trust or other business entity of which (a) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by Chaparral, one or more Subsidiaries of Chaparral or a combination thereof or (b) a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by Chaparral, one or more Subsidiaries of Chaparral or a combination thereof. For purposes of this Note, a Person will be deemed to have a majority ownership interest in a partnership, limited liability company, association, trust or other business entity if such Person is allocated a majority of partnership, membership, association, trust or other business entity gains or losses or controls the general partner, managing member, trustee or other controlling Person of such partnership, limited liability company, association, trust or other business entity.

     Section 6. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to the Companies for cancellation and will not be reissued.

     Section 7. Place of Payment. Payments of principal and interest are to be delivered to the Holder at the following address:




     or to such other address or to the attention of such other Person as specified by prior written notice to the Companies.

     Section 8. Costs of Enforcement. In addition to the other amounts provided in this Note, the Holder will be entitled to recover all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Holder in connection with the enforcement of this Note against the Companies.

     Section 9. Usury Laws. It is the intention of the Companies and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Companies or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law will be canceled automatically and, if theretofore paid, will at the option of the Holder either be rebated to the Companies or credited on the principal amount of this Note, or if this Note has been paid, then the excess will be rebated to the Companies. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to the Companies credited on the principal amount of this Note, or if this Note has been repaid, then such excess will be rebated to the Companies.

     Section 10. Joint and Several Liability. Each of the Companies will be jointly and severally liable for all of the obligations to the Holder arising pursuant to the Master Agreement and this Note. The Holder will be entitled to enforce all of such obligations against the Companies jointly, or against either of the Companies separately, as may be determined by the Holder in its sole discretion. The enforcement of such obligations against either Company separately will not constitute an election of remedies by the Holder and will not give rise to any defense in any subsequent action or proceeding brought by the Holder to enforce this Note against the other Company.

     Section 11. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS NOTE WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


     Section 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE PARTIES AGREES THAT ALL MATTERS OF LAW AND FACT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING WILL BE HEARD AND DECIDED SOLELY BY THE COURT BEFORE WHICH SUCH ACTION OR PROCEEDING IS BROUGHT IN ACCORDANCE WITH SECTION 13

     Section 13. Submission to Jurisdiction. The Companies and the Holder each hereby submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Note, agree that all claims in respect of the action or proceeding may be heard and determined in any such court, and agree not to bring any action or proceeding arising out of or relating to this Note in any other court. The Companies and the Holder each hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any other party with respect thereto. The Companies and the Holder each agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *


     IN WITNESS WHEREOF, the Companies have each executed and delivered this Note on May 10, 2002.



                                            CHAPARRAL RESOURCES, INC.

                                            By  /s/  James A. Jeffs
                                                --------------------------------

                                            Its  Co-Chairman
                                                 -------------------------------


                                            CENTRAL ASIAN PETROLEUM
                                            (GUERNSEY) LIMITED

                                            By  /s/  James A. Jeffs
                                                --------------------------------

                                            Its  Director
                                                 -------------------------------

          The security represented by this instrument was originally issued on May 10, 2002 [Completion Date] and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Master Agreement dated as of May 9, 2002 between the issuer (the "Company") and a certain investor. The Company reserves the right to refuse the transfer of the security represented by this instrument until such conditions have been fulfilled with respect to the transfer. Upon written request, a copy of such conditions will be furnished by the Company to the holder hereof without charge.


                             STOCK PURCHASE WARRANT
                             ----------------------

Date of Issuance: May 10, 2002                        Certificate No. W-________

FOR VALUE RECEIVED, Chaparral Resources, Inc., a Delaware corporation (the "Company"), hereby grants to Central Asian Industrial Holdings N.V. and its successors and assigns (the "Holder") the right to purchase from the Company 3,076,923 shares of Warrant Stock at a price per share of U.S. $1.30 (as adjusted from time to time hereunder, the "Exercise Price"). The amount and kind of securities purchasable hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant was issued pursuant to a Master Agreement dated as of May 9, 2002 (the "Master Agreement") between the Company and Central Asian Industrial Holdings N.V. This Warrant is the "Warrant" referred to in the Master Agreement. All provisions of the Master Agreement are hereby incorporated herein in full by reference.

Certain capitalized terms used in this Warrant are defined in Section 5. Unless otherwise indicated herein, capitalized terms used in this Warrant have the same meanings set forth in the Master Agreement.


     This Warrant is subject to the following provisions:

     Section 1.        Exercise and Conversion of Warrant.
     ---------         ----------------------------------

1.1 Exercise Period. The Holder may exercise the purchase rights represented by this Warrant in accordance with Sections 1.2 and 1.3 at any time and from time to time after the Date of Issuance to and including the fifth anniversary of the Date of Issuance (the "Exercise Period"). The Company will give the Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the expiration of the Exercise Period.

     1.2  Exercise of Warrant.
          -------------------

          (a) The Holder may exercise the purchase rights represented by this Warrant in whole or in part (but not as to any fractional shares of Warrant Stock) pursuant to this Section 1.2.

          (b) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

               (i) a completed Exercise Notice in substantially the form attached as Exhibit I (an "Exercise Notice") executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

               (ii)  this Warrant;

               (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment in substantially the form attached as Exhibit II evidencing the assignment of this Warrant to the Purchaser, in which case the Holder will have complied with the provisions set forth in Section 7; and

               (iv) either (A) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price") or (B) the surrender to the Company of securities (including debt securities) of the Company having a Market Price equal to the Aggregate Exercise Price.

     1.3  Conversion of Warrant.
          ---------------------

          (a) In lieu of exercising this Warrant pursuant to Section 1.2, the Holder may convert the purchase rights represented by this Warrant in whole or in part (but not as to any fractional shares of Warrant Stock) pursuant to this Section 1.3 into a number of shares of Warrant Stock equal to:

                           N    -    [   [ N     x     EP ]    ]
                                           --------------
                                                 MP

          Where:

               N = the number of shares set forth in the Conversion Notice (as defined below) delivered by the Purchaser.

               EP = the Exercise Price determined as of the close of business on the business day immediately preceding the Conversion Time (as defined below).

               MP = the Market Price of a share of Warrant Stock determined as of the close of business on the business day immediately preceding the Conversion Time.

          (b) This Warrant will be deemed to have been converted when the Company has received all of the following items (the "Conversion Time"):

               (i) a completed Conversion Notice in substantially the form attached as Exhibit III (a "Conversion Notice") executed by the Purchaser;


               (ii)  this Warrant;

               (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment in substantially the form attached as Exhibit II evidencing the assignment of this Warrant to the Purchaser, in which case the Holder will have complied with the provisions set forth in Section 7.

     1.4 Exercise and Conversion Procedures.
         ----------------------------------

         (a) Certificates for shares of Warrant Stock purchased upon the exercise or conversion of this Warrant will be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time or Conversion Time, as applicable. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised or converted, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised or converted, and will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Notice or Conversion Notice, as applicable.

         (b) The Warrant Stock issuable upon the exercise or conversion of this Warrant will be deemed to have been issued to the Purchaser, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock, at the Exercise Time or Conversion Time, as applicable.

         (c) The issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise or conversion and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon the exercise or conversion of this Warrant will, when issued in accordance with this Warrant, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         (d) The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise or conversion of this Warrant in any manner which interferes with the timely exercise or conversion of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon the exercise or conversion of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (e) The Company will assist and cooperate with the Holder or Purchaser with respect to any governmental filings or governmental approvals required to be made or obtained prior to or in connection with any exercise or conversion of this Warrant (including making any filings and obtaining any approvals required to be made or obtained by the Company).

         (f) Notwithstanding any other provision hereof, if an exercise or conversion of any portion of this Warrant is to be made in connection with a public offering, the exercise or conversion may, at the election of the Purchaser, be conditioned upon the consummation of the public offering in which case such exercise or conversion will not be deemed to be effective until the consummation of the public offering.

         (g) The Company will at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock, solely for the purpose of issuance upon the exercise or conversion of this Warrant, such number of shares of Warrant Stock issuable upon the exercise or conversion of this Warrant in full. The Company will take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automated inter-dealer quotation system upon which shares of Warrant Stock may be listed (except for official notice of issuance, which will be immediately delivered by the Company upon each such issuance).

     1.5 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Sections 1.2 and 1.3, be issuable upon the exercise or conversion of this Warrant, the Company will, within five business days after the date of the Exercise Time or Conversion Time, as applicable, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the Exercise Time or Conversion Time, as applicable, and the Exercise Price of such fractional share.

     Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be subject to adjustment from time to time as provided in this Section 2.

     2.1 Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells, or in accordance with Section 2.2 is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than U.S. $1.30 (as such amount is proportionately adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and similar transactions affecting the Common Stock after the Date of Issuance, the "Base Price"), except with respect to any acquisition by way of issuance of Common Stock or any issuance of Common Stock to Persons related to the Company, then immediately upon such issuance or sale the Exercise Price will be reduced to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (a) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Base Price, plus (b) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Base Price times the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon the exercise or conversion of this Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon the exercise or conversion of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.


     2.2 Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2.1, the following will be applicable:

         (a) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Base Price determined as of immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

         (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Base Price determined as of immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price has been or are to be made pursuant to other provisions of this
         Section 2.2, no further adjustment of the Exercise Price will be made by reason of such issuance or sale.

         (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock will be correspondingly readjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to the Holder.

         (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder will be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase will not be effective until 30 days after written notice thereof has been given by the Company to the Holder.

         (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser will be final and binding on the Company and the Holder, and the fees and expenses of such appraiser will be paid by the Company.

         (f) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued without consideration.

         (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock

         (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2.3 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be proportionately decreased.

     2.4 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or addition to, as the case may be, the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise or conversion of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise or conversion of this Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 will thereafter be applicable to this Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon the exercise or conversion of this Warrant, if the value so reflected is less than the Base Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

     2.5 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors will make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon the exercise conversion of this Warrant so as to protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this
     Section 2.


         2.6      Notices.
                  -------

         (a) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (b) The Company will give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution, including Liquidating Dividends as set forth in Section 3, upon the Common Stock,
         (ii) with respect to any pro rata subscription offer to holders of Common Stock, (iii) with respect to any Purchase Rights as set forth in
         Section 4 or (iv) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with United States generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock ("Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.


Section 5. Definitions. The following terms have meanings set forth below:

     "Common Stock" means, collectively, the Company's Common Stock, par value U.S. $0.0001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2.2(a) and 2.2(b), regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon the exercise or conversion of this Warrant.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted by The Nasdaq Stock Market, Inc. as of 4:00 P.M., New York City time, or, if on any day such security is not quoted by The Nasdaq Stock Market, Inc., the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted by The Nasdaq Stock Market, Inc. or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Holder. If the parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser will be final and binding upon the parties, and the fees and expenses of such appraiser will be borne by the Company.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means any corporation, partnership, limited liability company, association, joint stock company, trust or other business entity of which
     (a) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, one or more Subsidiaries of the Company or a combination thereof or (b) a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company, one or more Subsidiaries of the Company or a combination thereof. For purposes of this Warrant, a Person will be deemed to have a majority ownership interest in a partnership, limited liability company, association, trust or other business entity if such Person is allocated a majority of partnership, membership, association, trust or other business entity gains or losses or controls the general partner, managing member, trustee or other controlling Person of such partnership, limited liability company, association, trust or other business entity.

     "Warrant Stock" means shares of the Company's Common Stock; provided that if there is a change such that the securities issuable upon the exercise or conversion of this Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the securities issuable upon the exercise or conversion of this Warrant if such securities is issuable in shares, or will mean the smallest unit in which such securities is issuable if such securities is not issuable in shares.

     Section 6. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase or acquire Warrant Stock, and no enumeration herein of the rights or privileges of the Holder, will give rise to any liability of the Holder for the Exercise Price of Warrant Stock acquirable by exercise or conversion of this Warrant or as a stockholder of the Company.

     Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment in substantially the form of Exhibit II at the principal office of the Company.

     Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

     Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is [Central Asian Industrial Holdings N.V.] or a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 10. Notices. All notices referred to in this Warrant will be in writing and will be deemed to have been given when delivered in the manner and to the addresses provided in Section 9.02 of the Master Agreement.

     Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

     Section 12. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     Section 13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


          Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT. EACH OF THE PARTIES AGREES THAT ALL MATTERS OF LAW AND FACT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING WILL BE HEARD AND DECIDED SOLELY BY THE COURT BEFORE WHICH SUCH ACTION OR PROCEEDING IS BROUGHT IN ACCORDANCE WITH
     SECTION 15.

          Section 15. Submission to Jurisdiction. The Company and the Holder each hereby submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Warrant, agree that all claims in respect of the action or proceeding may be heard and determined in any such court, and agree not to bring any action or proceeding arising out of or relating to this Warrant in any other court. The Company and the Holder each hereby waive any defense of inconvenient forum to be maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any other party with respect thereto. The Company and the Holder each agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *


     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant on May 10, 2002.



                                            CHAPARRAL RESOURCES, INC.

                                            By  /s/  James A. Jeffs
                                                --------------------------------

                                            Its      Co-Chairman
                                                     ---------------------------

                                                                       EXHIBIT I




                             FORM OF EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]



To CHAPARRAL RESOURCES, INC.:

         The undersigned registered holder of the attached Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________ shares of the Warrant Stock and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is_____________________________________.

Dated:                                    _____________________________________


                                          -------------------------------------
                                                      (Street Address)

                                          -------------------------------------
                                          (City)      (State)         (Zip Code)

         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______ shares of Warrant Stock, in accordance with the Transfer Agent Instructions dated _____________________, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            CHAPARRAL RESOURCES, INC.


                                            By:________________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT II





                               FORM OF ASSIGNMENT
                               ------------------


To CHAPARRAL RESOURCES, INC.:

     FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto _________________ the rights represented by such Warrant to purchase __________ shares of the Warrant Stock of CHAPARRAL RESOURCES, INC. to which and such Warrant relates, and appoints ______________ Attorney to make such transfer on the books of CHAPARRAL RESOURCES, INC. maintained for such purpose, with full power of substitution in the premises.

Dated:                                      ___________________________________


                                            -----------------------------------
                                                       (Street Address)

                                            -----------------------------------
                                            (City)     (State)        (Zip Code)

                                                                     EXHIBIT III





                            FORM OF CONVERSION NOTICE
                            -------------------------

                [To be executed only upon conversion of Warrant]

To CHAPARRAL RESOURCES, INC.:

     The undersigned registered holder of the attached Warrant hereby irrevocably converts such Warrant with respect to _________ shares of the Common Stock which such holder would be entitled to receive upon the exercise thereof, and requests that the certificates for such shares be issued in the name of, and delivered to _________________, whose address is _____________________________.


Dated:                                      -----------------------------------


                                            -----------------------------------
                                                      (Street Address)

                                            -----------------------------------
                                            (City)    (State)         (Zip Code)

     The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______ shares of Warrant Stock, in accordance with the Transfer Agent Instructions dated _____________________, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            CHAPARRAL RESOURCES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE 7
                                   ----------

                         FORM OF REGISTRATION AGREEMENT
                         ------------------------------

                                  SEE ATTACHED

Chaparral Resources, Inc.

                             REGISTRATION AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of May 10, 2002 between Chaparral Resources, Inc., a Delaware corporation (the "Company"), and Central Asian Industrial Holdings N.V., a company incorporated under the laws of The Netherlands Antilles (the "Investor").


     The Company and the Investor are parties to a master agreement dated May 9, 2002 (the "Master Agreement"). In order to induce the Investor to enter into the Master Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to Completion under the Master Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

     The parties hereto agree as follows:

     1. Demand Registrations.
        --------------------

     (a) Requests for Registration. At any time beginning from 1 January 2003, the holders of a majority of the Registrable Securities may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available. All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

     (b) Investor Long-Form Registrations. The holders of Registrable Securities shall be entitled to request an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 5) ("Company-paid Long-Form Registrations") pursuant to Section 5(a). All Long-Form Registrations shall be underwritten registrations.

     (c) Investor Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses pursuant to Section 5(a). Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company, pursuant to the request of the holder(s) of a majority of the Registrable Securities, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the "Required Registration"), the Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of
(i) the date on which all Registrable Securities have been sold pursuant to the Required Registration or (ii) the date as of which the holder(s) of Registrable Securities (assuming such holder(s) are affiliates of the Company) are able to sell all of the Registrable Securities then held by them within a ninety-day period in compliance with Rule 144 under the Securities Act (the "Effective Period").

     (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration therein, the Company shall include in such registration (i) first, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder, and (ii) second, other securities requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

     (e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration after the effective date of a previous Long-Form Registration to the extent a Lock-Up Period (as defined in Section 3 below) is in effect. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided however, that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

     (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering.

     (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

     2. Piggyback Registrations.
        -----------------------

     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration (which is covered in Section 1) or (ii) in connection with registrations on form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to the terms and conditions set forth herein, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 25 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Piggyback Registrations which are not at the Company's expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

     (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than holders of Registrable Securities; it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration
(i) first, except to the extent otherwise previously agreed to by the holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

     (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering; provided that such selections must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

     3. Holdback Agreements.
        -------------------

     (a) To the extent not inconsistent with applicable law, notwithstanding anything contained herein to the contrary, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the period before, during and after the effective date of any (x) underwritten Demand Registration (except as part of such underwritten registration) or (y) any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) that is agreed to by the underwriter managing the registered public offering and the holders of a majority of the Registrable Securities included in such registration (a "Lock-Up Period").

     (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during a Lock-Up Period, and
(ii) shall, to the extent not inconsistent with applicable law, use reasonable best efforts to cause each holder of more than 5% of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for more than 5% of its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such Lock-Up Period (except as part of such underwritten registration, if otherwise permitted).

     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

     (b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

     (g) provide a transfer agent, a registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and use its best efforts to take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, cause such officers or directors to participate in presentations to prospective purchasers;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

     (l) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

     (m) obtain one or more comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);

     (n) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

     (o) use best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request.

     5. Registration Expenses.
        ---------------------

     (a) Subject to Section 5(b) below, all expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, expenses and fees of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including (if necessary) a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (excluding discounts and commissions), and other Persons retained by the Company or the holders of a majority of the Registrable Securities or their affiliates (all such expenses being herein called "Registration Expenses"), in respect of the first two Demand Registrations requested pursuant to Section 1(a), shall be borne by the Company, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

     (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel (in addition to local counsel) chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

     (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6. Indemnification.
        ---------------

     (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or
(ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests (and is customarily provided by selling stockholders) for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents and employees, and each other Person who controls the Company and such other holders (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by or arising out of
(i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in any such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any such application, in reliance upon and in conformity with the information or affidavit so furnished in writing by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual, not joint and several, for each holder and such obligations, together with any contribution required under Section 6(d), shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to: (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration.

     9. Definitions.
        -----------

     "Registrable Securities" means any Common Stock issued pursuant to or in connection with the Master Agreement including Common Stock issued in connection with the Warrant and any securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

     Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

     10. Miscellaneous.
         -------------

     (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

     (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

     (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof.

     (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor at the addresses indicated in the Master Agreement and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (k) Rights Granted to the Investors. Any rights granted to the Investor and its Affiliates hereunder may also be exercised (in whole or in part) by their designees (which may be Affiliates). For the avoidance of doubt, any Affiliate to whom the Investor transfers Registrable Securities shall be deemed to be a holder of Registrable Securities hereunder.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                            CHAPARRAL RESOURCES, INC.


                                            By: /s/  James A. Jeffs
                                                --------------------------------
                                            Name:    James A. Jeffs
                                            Title:   Co-Chairman


                                            CENTRAL ASIAN INDUSTRIAL
                                            HOLDINGS N.V.


                                            By: /s/  Askar Alshinbayev
                                                --------------------------------
                                            Name:    Askar Alshinbayev
                                            Title:   Managing Director

                                   SCHEDULE 8
                                   ----------

                                EXETER AGREEMENT
                                ----------------

                                  SEE ATTACHED

                                    AGREEMENT

          This Agreement is made as of the 8 day of May, 2002 between Chaparral Resources, Inc., a Delaware Corporation ("Chaparral") and Exeter Finance Group, Inc., a corporation organized under the law of the Turks and Caicos ("Exeter"). Chaparral and Exeter are sometimes hereinafter collectively referred to as the "Parties", and individually as a "Party".

          WHEREAS, Exeter acquired 50,000 shares of Chaparral's Series A Preferred Stock ("Preferred Stock") which is currently convertible into 473,980 shares of Chaparral's common stock for US$5,000,000, pursuant to a Subscription Agreement dated November 21, 1997, and modified on March 6, 1998 (the Subscription Agreement as modified is hereinafter referred to as the "Subscription Agreement").

          WHEREAS, Chaparral has entered into a Letter of Intent with Central Asian Industrial Holdings, NV ("CAIH") dated March 21, 2002 that contemplates that CAIH will make an investment in Chaparral's common stock.

          WHEREAS, the Parties have agreed that in connection with such investment, the Preferred Stock owned by Exeter should be redeemed by Chaparral.

          NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


     1. Basic Transaction. Subject to the terms and conditions of this Agreement, the Chaparral agrees to purchase from Exeter, and Exeter agrees to sell to the Buyer, all of the Preferred Stock owned by Exeter for the consideration specified in Paragraph 2 below.

     2. Purchase Price. Chaparral agrees to pay to Exeter at the closing of this transaction, US$2,300,000 (the "Purchase Price") payable in cash or by the delivery of other immediately available funds pursuant to instructions to be provided by Exeter in writing.

     3. The Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Chaparral in Houston, Texas, commencing at 10:00 a.m. local time on the next business day following the completion of the investment by CAIH in Chaparral ("Closing Date"). Chaparral will provide Exeter two business days notice of the expected date of the Closing.

     4. Deliveries at the Closing. At the Closing, Exeter will deliver to Chaparral stock certificates representing all of its Preferred Stock, endorsed in blank or accompanied by duly executed assignment documents, and Chaparral will deliver to Exeter the consideration specified in Paragraph 2 above.

     5. Representations and Warranties of Exeter. Exeter represents and warrants to Chaparral that the statements contained in this Paragraph 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

               (a) Exeter is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (b) Exeter has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Exeter, enforceable in accordance with its terms and conditions. Exeter need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Exeter is subject or any provision of its charter or bylaws.

               (d) Exeter has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Chaparral could become liable or obligated.

               (e) Exeter holds of record and owns beneficially the Preferred Stock free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Exeter is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of the Preferred Stock (other than this Agreement).

     6. Representations and Warranties of Chaparral. Chaparral represents and warrants to Exeter that the statements contained in this Paragraph 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

               (a) Chaparral is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (b) Chaparral has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Chaparral, enforceable in accordance with its terms and conditions. Chaparral need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Chaparral is subject or any provision of its charter or bylaws.

               (d) Chaparral has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Exeter could become liable or obligated.

     7.   Conditions to Obligation to Close.

          The obligation of the Parties to consummate the transactions contemplated hereunder to be performed in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties set forth in Paragraphs 5 and 6 above shall be true and correct in all material respects as of the Closing Date and the Parties shall have delivered to each other, certificates signed by their respective authorized officers or by their counsel to this effect;

               (b)  CAIH shall have completed its investment in Chaparral.

               (c) no action, suit, or proceeding shall be pending or threatened before any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) Either Party may waive any condition specified in this Paragraph 7 if it executes a writing so stating at or prior to the Closing.

     8.   Termination.

          This Agreement may be terminated as set forth below in which case all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach).:

               (a) By mutual written consent of the Parties at any time prior to the Closing.

               (b) Either Party may terminate this Agreement upon written notice to the other if the Closing, has not
                    occurred by                                          .
                               -----------------------------------------

     9.   Miscellaneous.

               (a) No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

               (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

               (c) This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               (d) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Exeter may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Chaparral; provided, however, that Chaparral may assign any or all of its rights and interests hereunder to one or more of its affiliates. As used in this Agreement, the term affiliate shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

               (e) Except as herein expressly provided, the Closing of this Agreement and the transaction contemplated hereunder shall operate as a full and complete termination and discharge of all of the obligations of the Parties to each other. The Parties hereby release and discharge each other and their respective officers, directors, employees, agents, affiliates, shareholders, attorneys, representatives, successors and assigns form any and all claims, liabilities or obligations that are related to the Preferred Stock, the Subscription Agreement or this Agreement.

               (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally hand-delivered or when mailed by registered or certified mail, or by such other commercially reasonable expedited delivery service as is generally relied upon by the Company (such as Federal Express), with all fees or postage prepaid, and addressed as follows or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

                    If to Chaparral:

                    Chaparral Resources, Inc.
                    16945 Northchase Drive
                    Suite 1620
                    Houston, TX 77060
                    Attention: Treasurer
                    Telephone:        281-877-7100
                    Fax:              281-877-0985

                    With a copy to:

                    Alan D. Berlin, Esq.
                    Corporate Secretary
                    c/o Aitken Irvin Berlin & Vrooman, LLP
                    2 Gannett Drive
                    White Plains, New York 10604
                    Telephone:        914-694-5717
                    Fax:              914-694-1647

                    If to Exeter:


                    With a copy to:



               (h) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

               (i) Except as provided in Paragraph 9(i) below, each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

               (j) Exeter acknowledges and agrees that Chaparral would be damaged irreparably in the event any of the provisions of this Agreement are breached by Exeter. Accordingly, Exeter agrees that Chaparral shall be entitled to an injunction to prevent any breach of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over Exeter and the matter, in addition to any other remedy to which Chaparral may be entitled, at law or in equity.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


CHAPARRAL RESOURCES, INC.


By: /s/  James A. Jeffs
    -----------------------------

Title:   Co-Chairman
         ------------------------


EXETER FINANCE GROUP, INC.

By: /s/  G. Howard
    -----------------------------

Title:   Director
         ------------------------

                                   SCHEDULE 9
                                   ----------

                             [DELIBERATELY OMITTED]

                                   SCHEDULE 10
                                   -----------

                                WRITTEN CONSENTS
                                ----------------

                                  SEE ATTACHED

May 7, 2002



Chaparral Resources, Inc.
16945 Northchase Drive
Suite 1620
Houston, TX 77060

Gentlemen:

          We understand that Chaparral Resources Inc. ("Company") has entered into a Master Agreement with Central Asian Industrial Holdings, NV ("CAIH") dated [*] 2002 ("Master Agreement") relating to an investment by CAIH (or a wholly owned subsidiary of CAIH) in the Company consisting of a subscription for shares of the Company's common stock which when issued will represent 60% of the Company's issued and outstanding common stock and the issuance of a loan note following the refinancing of the Company and certain of its affiliated entities. We understand that the Company will be making certain changes to its Certificate of Incorporation and Bylaws. We also understand that as a condition precedent to closing of the transactions contemplated by the Master Agreement as described below that the Principal Shareholders of the Company are required to execute this letter.

Transactions Contemplated by the Master Agreement ("Transactions")
------------------------------------------------------------------

     1. CAIH will purchase 22,925,701 newly issued shares of the Company's common stock (or such larger number which in the aggregate will represent no less than 60% of the Company's issued and outstanding stock after completion of the Transactions) for US$8.0 million.

     2. CAIH will purchase a US$4.0 million 12% note ("Note") to be issued by the Company (and its subsidiary Central Asian Petroleum (Guernsey) Limited.

     3. Contemporaneously with the purchase of the Note, the Company will grant CAIH a five year warrant to purchase 3,076,923 shares of the Company's common stock (subject to adjustment as provided in the warrant) at a price of US1.30 per share.

     4. CAIH will arrange for Open Joint Stock Company Kazkommertsbank to grant a credit facility to Closed Joint Stock Company Karakudukmunai ("KKM") in the aggregate amount of approximately US$33 million at an interest rate of 14% per annum consisting of a US$28 million refinancing loan ("Refinancing Loan") and a US$5 million working capital facility ("Working Capital Facility"). CAIH will purchase the Company's outstanding loan from Shell Capital, Inc. ("Shell Capital Loan") for a total of $30.45 million in accordance with the Shell Loan Sale and Purchase Agreement dated 3 May 2002 ("Shell Loan Sale and Purchase Agreement"). The total purchase price of $30.45 million will consist of $28 million in payments made by the Company directly to Shell Capital, reducing the Shell Capital Loan, and $2.45 million transferred directly to Shell Capital by CAIH. The Refinancing Loan is to be used to fund the Company's $28 million payment to Shell Capital.

          Mechanically, KKM will repay existing debt to CAP-G and CAP-G will in turn use such funds to repay existing debt to the Company which in turn will pay such US$28 million to Shell Capital per the terms of the Shell Loan Sale and Purchase Agreement.

     5. Following the closing of the Shell Loan Sale and Purchase Agreement, the outstanding balance of the Shell Loan will be approximately US$11,000,000. Upon the closing of the Master Agreement, the remaining balance of the Shell Loan will be written down to $2.45 million, the existing Shell Capital Warrant will be canceled, and the 40% net profits interest in KKM (represented by the Class B preferred stock of CAP-G issued to Shell Capital on September 30, 2001) will be reacquired by CAP-G for a nominal amount and cancelled. All other agreements with Shell Capital or its affiliates are to be terminated, including KKM's crude oil sales agreement with STASCO and the technical services agreement with Shell Global Solutions.

     6. The Company will acquire all of the issued and outstanding stock of Korporatsiya Mangistau Terra International ("MTI") which holds a ten percent (10%) interest in KKM for no more than US$1.2 million in cash and 1,000,000 shares of the Company's common stock.

     7. The Company will re-purchase the 50,000 shares of the Company's Series A Preferred stock held by the Exeter Finance Group, Inc. for no more than US$2.3 million dollars.

     8. CAIH will receive a US$1.788 million refinancing fee upon closing the Transactions.

     9. Effective on closing the Transactions, CAIH will not object to the Company's OPIC political risk insurance and transportation risk insurance policies being cancelled.

     10. Effective on closing of the Transactions, the Company's Board of Directors will be restructured to seven (7) members, five (5) of whom are to be appointed by CAIH and the remaining two (2) are to be designated by the existing Company directors provided that these two
          (2) nominees must be acceptable to CAIH.

     11. As soon as practicable following closing of the Transactions, the Company's Certificate of Incorporation and Bylaws will be amended as provided in Schedule 5 to the Master Agreement and attached hereto.

Consent to the Transactions
---------------------------

     We understand that it is a condition precedent to the completion of the Transactions that the Principal Stockholders of the Company holding in the aggregate not less than 51% of the outstanding shares of the Company, consent to the Transactions.

         Accordingly, for good and valuable consideration the sufficiency of which is acknowledged, and in order to induce CAIH to complete the Transactions, the undersigned hereby consents to the Transactions but without making any representations with respect thereto and agrees that in the event that any one or more of the Transactions are submitted to the shareholders of the Company for approval substantially as described herein, it will vote all of the shares of the Company's common stock owned or controlled by it in favor of the Transactions (which term shall be deemed to include, without limitation, the matters set forth in paragraphs 10 and 11 above) and will take such other necessary or desirable actions within its control, including, without limitation, attendance at all shareholder meetings in person or by proxy, voting against any action or agreement that would result in the non-performance of, or that would otherwise impede, interfere with, delay, postpone or attempt to discourage, the Transactions and exercising its written consent as set out above in lieu of voting at any meeting to effectuate the approval of the Transactions.


Very truly yours,
[Name of Shareholder]

By:
   ----------------------------
[Print Name and Title]

                                   SCHEDULE 11
                                   -----------

                           ACKNOWLEDGEMENT OF RELEASE
                           --------------------------

                                  SEE ATTACHED

To:      Central Asian Industrial Holdings N.V.



Gentlemen

We refer to:

(1) the US$24,000,000 loan agreement dated 1 November 1999 among Chaparral Resources, Inc. (the "Company") as borrower, Central Asian Petroleum Inc. ("CAP-D"), Central Asian Petroleum (Guernsey) Limited ("CAP-G") and Closed Type JSC Karakudukmunay ("KKM") as co-obligors, Shell Capital Services Limited ("SCSL") as arranger, modeller and facility agent, and the banks, financial institutions and other persons named as lenders, as amended by a supplemental agreement dated 10 February 2000 and by an amendment agreement dated 31 May 2001 (the "Shell Loan Agreement");

(2) the sale and purchase agreement relating to debt in Chaparral Resources, Inc. dated 3 May 2002 between Shell Capital Inc. ("SCI") and Central Asian Industrial Holdings N.V. ("CAIH"), pursuant to which Shell Capital Inc. transferred all of its right and interest in and to the Loan Agreement to CAIH (the "Transfer");

(3) the mutual release agreement dated 3 May 2002 between the Company, CAP-D, CAP-G, KKM, SCSL, Shell Capital Limited and SCI (the "Release Agreement"); and

(4) the master agreement between the Company and CAIH dated on or about the date hereof (the "Master Agreement").

We understand that it is a condition of the Master Agreement that we execute this letter.

In consideration of CAIH entering into the Master Agreement and of the benefits we expect the Company will derive from the transactions contemplated thereby:

1. we hereby release, acquit and forever discharge CAIH from All Claims (as defined in the Release Agreement); and

2. we agree, acknowledge and confirm that the balance of the moneys outstanding under the Shell Loan Agreement following the Transfer is due and payable to CAIH in full without right of set-off or counterclaim.

This letter shall be governed by English law.

Yours faithfully

Signed by:

For and on behalf of Chaparral Resources, Inc.


/s/  James A. Jeffs
---------------------------------
James A. Jeffs
Co-Chairman



Date: May 10, 2002
      ---------------------------


For and on behalf of
Central Asian Petroleum, Inc.


/s/  James A. Jeffs
---------------------------------
James A. Jeffs
Director



Date: May 10, 2002
      ---------------------------


For and on behalf of
Central Asian Petroleum (Guernsey) Limited


/s/  James A. Jeffs
---------------------------------
James A. Jeffs
Director


Date: May 10, 2002
      ---------------------------


For and on behalf of
Closed Type JSC Karakudukmunay


/s/  Nikolai Klinchev
---------------------------------
Nikolai Klinchev
General Director


/s/  Richard Moore
---------------------------------
Richard Moore
Finance Director



Date: May 10, 2002
      ---------------------------

                                   SCHEDULE 12
                                   -----------

                                DISCHARGE NOTICE
                                ----------------

                                  SEE ATTACHED

To:      Chaparral Resources Inc.


Gentlemen


We refer to:

(1) the US$24,000,000 loan agreement dated 1 November 1999 among Chaparral Resources, Inc. (the "Company") as borrower, Central Asian Petroleum Inc. ("CAP-D"), Central Asian Petroleum (Guernsey) Limited ("CAP-G") and Closed Type JSC Karakudukmunay ("KKM") as co-obligors, Shell Capital Services Limited ("SCSL") as arranger, modeller and facility agent, and the banks, financial institutions and other persons named as lenders, as amended by a supplemental agreement dated 10 February 2000 and by an amendment agreement dated 31 May 2001 (the "Shell Loan Agreement"); and

(2) the sale and purchase agreement relating to debt in Chaparral Resources, Inc. dated 3 May 2002 between Shell Capital Inc. ("SCI") and Central Asian Industrial Holdings N.V. ("CAIH"), pursuant to which Shell Capital Inc. transferred all of its right and interest in and to the Loan Agreement to CAIH (the "Transfer") and replaced SCSL as arranger, modeller and facility agent under the Shell Loan Agreement.


We hereby, as Lender and as Facility Agent under the Shell Loan Agreement:

1. agree to write down the balance of the moneys outstanding under the Shell Loan Agreement following the Transfer (the "Outstanding Balance") to the amount of US$2,450,000 (the "Remaining Balance") and reduce the interest rate thereon to 14% per annum with immediate effect;

2. irrevocably agree to the cancellation of the Shell Warrants (as defined in the Master Agreement);

3. irrevocably agree to the repurchase and cancellation by CAP-G of the "B" preferred share in the capital stock of CAP-G; and

4. undertake to direct the Security Trustee to release all Security Interests (as defined in the Shell Loan Agreement) upon repayment of the Remaining Balance to CAIH.

Yours faithfully



/s/  Askar Alshinbayev
---------------------------------
Askar Alshinbayev
Managing Director



for and on behalf of
Central Asian Industrial Holdings N.V.



Dated: May 9, 2002
       ------------------------